HarborView Mortgage Pass-Through Certificates
Series 2006-9

Preliminary Marketing Materials

$2,034,625,000 (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

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Shakti Radhakishun	(203) 618-2225
Michael McKeever	(203) 618-2237
Greg McSweeney	(203) 618-2429

Trading
Johan Eveland	(203) 625-6160
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Charles Shuey	(203) 618-6106
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Bill O’Brien	(203) 618-5627

Preliminary Term Sheet                                     Date Prepared: October 3, 2006

HarborView Mortgage Loan Trust 2006-9

Mortgage Loan Pass-Through Certificates, Series 2006-9

$2,034,625,000 (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class(1)	Principal Amount ($)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings S&P/Moody’s
1A-1A(3)	832,459,000	Not Marketed Hereby		Floater	Super Senior	November 2036	AAA/Aaa
2A-1A (3)	1,066,905,000	3.13 / 3.39	1-100 / 1-216	Floater	Super Senior	November 2036	AAA/Aaa
2A-1B1(3)	200,000,000	3.13 / 3.39	1-100 / 1-216	Floater	Senior Mezz	November 2036	AAA/Aaa
2A-1B2(3)	244,543,000	3.13 / 3.39	1-100 / 1-216	Floater	Senior Mezz	November 2036	AAA/Aaa
2A-1C1(3)	100,000,000	3.13 / 3.39	1-100 / 1-216	Floater	Senior Mezz	November 2036	AAA/Aaa
2A-1C2(4)	166,727,000	3.13 / 3.39	1-100 / 1-216	Floater	Senior Mezz	November 2036	AAA/Aaa
B-1 (5)	69,156,000	6.03 / 6.49	44-100 / 44-152	Floater	Subordinate	November 2036	AA+/Aa1
B-2 (5)	54,748,000	6.03 / 6.41	44-100 / 44-141	Floater	Subordinate	November 2036	AA/Aa1
B-3 (5)	17,289,000	6.03 / 6.35	44-100 / 44-128	Floater	Subordinate	November 2036	AA-/Aa1
B-4 (5)	41,782,000	6.02 / 6.24	44-100 / 44-124	Floater	Subordinate	November 2036	NR/Aa2
B-5 (5)	31,696,000	5.98 / 6.01	44-100 / 44-108	Floater	Subordinate	November 2036	A-/A1
B-6 (5)	27,374,000	5.56 / 5.56	44-90 / 44-90	Floater	Subordinate	November 2036	BBB/Baa1
B-7 (5)	14,405,000	4.70 / 4.70	44-72 / 44-72	Floater	Subordinate	November 2036	BBB-/Baa3

Total	$2,867,084,000

(1)
Distributions on the Class 1A-1A Certificates will be derived from the Group 1 Mortgage Loans (as described herein) and distributions on the Class 2A-1A, Class 2A-1B1, Class 2-A1B2 and Class 2A-1C1 and 2A-1C2 Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-10% variance.

(2)
The WAL and Payment Windows to Call for the Senior Certificates and Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates are shown to the Optional Termination Date (as described herein).

(3)
The Senior Certificates (other than the Class 2A-1C2 Certificates) will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the Net Maximum Rate Cap.

(4)
The Class 2A-1C2 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) 10.00%.

(5)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the Net Maximum Rate Cap.

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Insurance Policy
Provider:	Ambac Capital Assurance (see the description of the Certificate Insurer attached hereto).

Originator &
Servicer:	Countrywide Home Loans Servicing, LP.

Trustee:	Deutsche Bank National Trust Company.

Custodian:	The Bank of New York.

Additional Disclosure:	For additional disclosure on (a) the Originator and its Underwriting Guidelines, (b) the Servicer (c) the Trustee and (d) the Insurance Policy Provider, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	September 1, 2006.

Expected Pricing Date:	Sept [14], 2006.

Closing Date:	October 4, 2006.

Distribution Date:	The 19th day of each month (or if such day is not a business day, the next succeeding business day), commencing in October 2006.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates. The Senior and Subordinate Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

The Trust will also issue the Class C, Class P and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests along with rights under yield maintenance agreements held outside the REMIC for tax purposes.

ERISA Eligibility:
The Class 1A-1A and Class 2A-1A Certificates are expected to be ERISA eligible. However, before the termination of the yield maintenance agreement or the final maturity reserve trust, the Class 1A-1A and the Class 2A-1A Certificates may not be acquired or held by any person investing assets of any employee retirement benefit plans and other benefit arrangements, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Class 1A-1A and Class 2A-1A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination
Date:
The terms of the transaction allow for the purchase by the Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the sum of (i) the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment
Speed:	25% CPR

Mortgage Loans:	The “Mortgage Loans” consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $2,881,494,428.

The “Group 1 Mortgage Loans” consist of conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $918,828,542. The “Group 2 Mortgage Loans” consist of conforming and non-conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $1,962,665,886. All the Group 1 and Group 2 Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1 or 3 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”).

After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the related mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 115%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”). The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

Net Mortgage Rate:	The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Trust Expense Fee Rate, and on or after October 2016, the Final Maturity Reserve Fund Rate.

Net WAC Cap:	The “Net WAC Cap” for the Certificates (other than the Class 2A-1C2 Certificates) is equal to the weighted average Net Mortgage Rates of the Mortgage Loans, adjusted for the related accrual period.

The “Net WAC Cap” for the Class 2A-1C2 Certificates is equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans on the first day of the month prior to such Distribution Date (y) less the insurance premium rate for such Distribution Date.

Net Maximum Rate:	The “Net Maximum Rate” with respect to each Mortgage Loan is equal to the maximum mortgage rate less the Trust Expense Fee Rate, and on or after October 2016, the Final Maturity Reserve Fund Rate.

Net Maximum Rate Cap:
The “Net Maximum Rate Cap” for the each of the Certificates, other than the Class 2A-1C2 Certificates is equal to the related Net WAC Cap computed by assuming each Mortgage Loan accrued interest at its Net Maximum Rate.

Insurer Premium Rate:	The“Insurer Premium Rate” with respect to each Distribution Date is a rate equal to [0.08%] per annum.
Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, the Custodial Fee Rate (0.0006%) per annum and the LPMI Fee Rate, if any.

Servicing Fee Rate:
The servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. For each Mortgage Loan, the Servicing Fee Rate will equal 0.375% per annum.

Basis Risk
Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:

(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Adjusted Cap Rate” for the Class 1A-1A Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals (x) the Net WAC Cap, computed for this purpose by first reducing the Weighted Average Mortgage Rate of the Group 1 Mortgage Loans and the Weighted Average Mortgage Rate of the Group 2 Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the related Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and Mortgage Loan Group is the excess, if any, of Deferred Interest for the related due period and group over voluntary principal prepayments for the related Prepayment Period and Mortgage Loan Group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class of (i) the current interest accrued at the applicable Pass-Through Rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The amount of current interest allocable to each Class of Certificates will be reduced by the amount of Net Deferred Interest allocable to such Class of Certificates and such Net Deferred Interest will be added to the principal balance of such Class of Certificates.

Credit Enhancement:	Series 2006-9 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination;
4) Yield Maintenance Agreement; and
5) Only with respect to the Class 2A-1C2 Certificates, the Policy issued by the Certificate Insurer.

Policy:
The Certificate Insurer will issue an insurance policy (the “Policy”) for the benefit of the Class 2A-1C2 Certificates. The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balance of the Class 2A-1C2 Certificates on their final maturity date, (ii) the amount of any realized losses allocated to the Class 2A-1C2 Certificates and (iii) accrued and unpaid interest calculated at the pass-through rate due on the Class 2A-1C2 Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Class 2A-1C2 Certificates.

On each Distribution Date, the securities administrator will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Class 2A-1C2 Certificates. If an insufficiency exists and it is covered by the Policy, then the securities administrator, on behalf of the trustee, will make a draw on the Policy.

If for any reason the certificate insurer does not make the payments required under the Policy, the holders of the Class 2A-1C2 Certificates will rely on the Group 2 Mortgage Loans for their distributions of interest and principal, and certificateholders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates and (C) the Principal Distribution Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Yield Maintenance
Agreement:
On the Closing Date, the Trust will enter into the “Yield Maintenance Agreement” to make payments based upon the priority of cashflows described within the Yield Maintenance Agreement Account herein. On each Distribution Date beginning in May 2010, the counterparty to the Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum rate set forth for such Distribution Date over (ii) the strike price for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein, and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Offered Certificates, for such distribution date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate immediately following the Distribution Date in July 2014.

Class 2A-1C2 Yield
Maintenance
Agreement:
On the Closing Date, the Trust will enter into the “Class 2A-1C2 Yield Maintenance Agreement” to make payments in respect of Basis Risk Shortfalls to the Class 2A-1C2 Certificates, to the extent not covered by Net Monthly Excess Cashflow. On each Distribution Date beginning in November 2006, the counterparty to the 2A-1C2 Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum of 10.00% over (ii) the strike price for such Distribution Date specified on the Class 2A-1C2 Yield Maintenance Agreement Schedule herein, (b) the lesser of (i) the notional balance for such Distribution Date specified on the Class 2A-1A2 Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Class 2A-1A2 Certificates, for such distribution date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate after the Distribution Date in January 2014.

Final Maturity Reserve
Amount:
The Final Maturity Reserve Amount for each final maturity reserve distribution date is an amount equal to the least of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans, (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust fund and (z) the Final Maturity Reserve Shortfall amount. No deposit is required if the balance of the mortgage loans having 40-year original terms to maturity, on each distribution date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each distribution date on and after the distribution date in October 2016 up to the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, if the aggregate stated principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date (the “Final Maturity Reserve Amount Distribution Date”), the securities administrator will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein. If on any distribution date after the 240th distribution date, the balance of the mortgage loans having 40-year original terms to maturity is greater than the Overcollateralization Target Amount for such period, then all the Net Monthly Excess Cashflow remaining after all amounts required to be distributed on such distribution date pursuant to priorities (1) through (8) under Net Monthly Excess Cashflow has been distributed will be used to pay the Certificates in accordance with (i) in Principal Distributions until the aggregate Certificate Principal Balances are reduced to zero.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the mortgage loans.

Final Maturity Reserve
Shortfall:
With respect to any distribution date, the lesser of (i) $ 106,083,611.45 over amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account) and (ii) the excess of (a) the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (b) amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account).

Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:
	(i)	prior to the Stepdown Date, 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
	(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)
1.25% of the current principal balance of the Mortgage Loans prior to the Distribution Date in October 2012 and 1.00% of the current principal balance of the Mortgage Loans on or after the Distribution Date in October 2012;

(b) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”), and
	(iii)	during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
	(i)	the Distribution Date following the distribution date on which the principal balance of the Senior Certificates has been reduced to zero and
	(ii)	the later to occur of
		a.	the Distribution Date occurring in October 2009; and
b.
the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to (i) prior to the Distribution Date in October 2012 23.500% and (ii) on or after the Distribution Date in October 2012 18.800%.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to October 2012 29.80% of the current Credit Enhancement Percentage of the Senior Certificates and (b) on or after October 2012 37.25% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the principal balance of the Closing Date Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than

Distribution Date	Percentage
October 2008 - September 2009	0.15% for the first month plus an additional 1/12th of 0.25% for each month thereafter
October 2009 - September 2010	0.40% for the first month plus an additional 1/12th of 0.30% for each month thereafter
October 2010 - September 2011	0.70% for the first month plus an additional 1/12th of 0.30% for each month thereafter
October 2011 - September 2012	1.00% for the first month plus an additional 1/12th of 0.35% for each month thereafter
October 2012 - September 2013	1.35% for the first month plus an additional 1/12th of 0.15% for each month thereafter
October 2013 and thereafter	1.50%

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by the aggregate principal balance of the Mortgage Loans.

	Ratings (S/M)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before October 2012 or Stepdown Date	Target Credit Enhancement Percentage on or after October 2012 or Stepdown Date
Senior	AAA/Aaa	9.400%	23.500%	18.800%
B-1	AA+/Aa1	7.000%	17.500%	14.000%
B-2	AA/Aa1	5.100%	12.750%	10.200%
B-3	AA-/Aa1	4.500%	11.250%	9.000%
B-4	A+/Aa2	3.050%	7.625%	6.100%
B-5	A-/A1	1.950%	4.875%	3.900%
B-6	BBB/Baa1	1.000%	2.500%	2.000%
B-7	BBB-/Baa3	0.500%	1.250%	1.000%

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Yield Maintenance Agreement, third to overcollateralization, and fourth to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1.
Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1A-1A Certificates, until the related class principal balance or component principal balance has been reduced to zero.

2.
Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 1A-1C1 and Class 1A-1C2, until the related class principal balance or component principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates will be allocated first, pro rata, to the Class 2A-1C1 and Class 2-A1C2 Certificates, second, pro-rata, to the Class 2A-1B1 and Class 2A-1B2 Certificates, and third, to the Class 2A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) sum of the Principal Distribution Amounts for each Mortgage Loan Group and (b) the excess of the (x) the related aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each distribution date prior to October 2012 76.500% and thereafter 81.200% and of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the related Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately 0.50% of the aggregate Stated Principal Balance of the related Mortgage Loans..

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the related Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 82.500% and thereafter 86.000% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $14,407,472.

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the related Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012 87.250% and thereafter 89.800% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $14,407,472.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the related Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012 88.750% and thereafter 91.000% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $14,407,472.

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the related Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012 92.375% and thereafter 93.900% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $14,407,472.

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the related Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012 95.125% and thereafter 96.100% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $14,407,472.

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the related Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012 97.500% and thereafter 98.000% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $14,407,472.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the related Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012 98.750% and thereafter 99.000% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $14,407,472.

Priority of
Distributions:
Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

	1.	on the Distribution Date in October 2016 and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;

2.
from the Interest Remittance Amount for the related Mortgage Loan Group to the holders of the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1A Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated loan group to the extent is was not received from the related loan group;

	3.	from the remaining Interest Remittance Amounts for both groups, reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to interest;

	4.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

	5.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

	6.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

	7.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

	8.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

	9.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

	10.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount; and

	11.	for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Principal Distributions

(i)
On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.
first, from the related Principal Distribution Amount for the related Mortgage Loan Group, to the holders of the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, as the case may be, the related Principal Distribution Amount pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero. In certain circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group to the extent is was not received from the related loan group;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;

3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups

	a.	first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

	b.	second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

	c.	third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

	d.	fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

	e.	fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

	f.	sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

	g.	seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

	h.	eighth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

(ii)
On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.
first, to the holders of the Class 1A-1A Certificates, the Principal Distribution Amount for the Group 1 Mortgage Loans pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, and then to the holders of the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, the Principal Distribution Amount for the Group 2 Mortgage Loans pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, such that each class of Senior Certificates will have at least 23.250% credit enhancement if the Stepdown Date is reached prior to the Distribution Date in October 2012 or 18.600% credit enhancement if the Stepdown Date is reached on or after the Distribution Date in October 2012;

	2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;

	3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups

		a.	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

		b.	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

		c.	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

		d.	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

		e.	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

		f.	sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;

		g.	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount; and

		h.	eighth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

	3.	to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.
to pay the holders of Senior and Subordinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible servicing compensation on that Distribution Date;

5.
to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

6.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, sequentially in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

7.
to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

8.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

	9.	to the Final Maturity Reserve Fund, The Final Maturity Reserve Fund Addition, if any, for that Distribution Date; and

	10.	to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Yield Maintenance
Agreement Account:	Funds deposited into Yield Maintenance Agreement Account on a Distribution Date will include:
	(i)	the payments received from the Counterparty for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Yield Maintenance Agreement shall be distributed from the Yield Maintenance Agreement Account as follows:

(i)
to the Senior Certificates and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Basis Risk Shortfalls and second, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, in that orger;

	(ii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

	(iii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iv)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

Yield Maintenance Agreement Schedule

Period	Balance ($)	Strike (%)	Ceiling (%)	Period	Balance ($)	Strike (%)	Ceiling (%)
1	0.00	0.0000	0.0000	52	563,338,590.32	4.8100	7.3516
2	0.00	0.0000	0.0000	53	544,559,931.99	4.8100	7.2527
3	0.00	0.0000	0.0000	54	503,062,507.47	4.6405	7.1512
4	0.00	0.0000	0.0000	55	486,414,096.28	4.6347	7.0416
5	0.00	0.0000	0.0000	56	470,397,792.11	4.6287	6.9233
6	0.00	0.0000	0.0000	57	454,999,991.89	4.6226	6.8061
7	0.00	0.0000	0.0000	58	440,093,945.89	4.6162	6.6720
8	0.00	0.0000	0.0000	59	425,768,715.65	4.6097	6.5833
9	0.00	0.0000	0.0000	60	388,113,428.17	4.5903	6.7291
10	0.00	0.0000	0.0000	61	374,533,474.81	4.5823	6.8747
11	0.00	0.0000	0.0000	62	361,504,889.88	4.5741	7.0284
12	0.00	0.0000	0.0000	63	349,005,916.99	4.5657	7.1700
13	0.00	0.0000	0.0000	64	337,015,612.30	4.5570	7.3190
14	0.00	0.0000	0.0000	65	325,513,790.33	4.5480	7.4634
15	0.00	0.0000	0.0000	66	294,496,099.42	4.5204	7.5926
16	0.00	0.0000	0.0000	67	284,445,722.35	4.5102	7.7471
17	0.00	0.0000	0.0000	68	274,804,466.85	4.4997	7.8855
18	0.00	0.0000	0.0000	69	265,555,220.92	4.4889	8.0157
19	0.00	0.0000	0.0000	70	256,680,560.76	4.4778	8.1498
20	0.00	0.0000	0.0000	71	248,161,685.08	4.4664	8.2728
21	0.00	0.0000	0.0000	72	225,203,597.68	4.4313	8.4046
22	0.00	0.0000	0.0000	73	217,617,483.43	4.4181	8.5303
23	0.00	0.0000	0.0000	74	210,320,671.23	4.4045	8.6446
24	0.00	0.0000	0.0000	75	203,299,895.78	4.3905	8.7605
25	0.00	0.0000	0.0000	76	196,544,713.96	4.3761	8.8646
26	0.00	0.0000	0.0000	77	190,045,077.80	4.3613	8.9628
27	0.00	0.0000	0.0000	78	169,707,646.69	4.3075	9.0558
28	0.00	0.0000	0.0000	79	163,691,842.26	4.2891	9.1355
29	0.00	0.0000	0.0000	80	157,903,673.36	4.2700	9.2281
30	0.00	0.0000	0.0000	81	152,334,527.62	4.2502	9.3180
31	0.00	0.0000	0.0000	82	146,976,118.73	4.2298	9.3785
32	0.00	0.0000	0.0000	83	141,820,473.55	4.2087	9.4410
33	0.00	0.0000	0.0000	84	125,957,927.31	4.1330	9.5102
34	0.00	0.0000	0.0000	85	117,889,608.13	8.9758	9.5659
35	0.00	0.0000	0.0000	86	113,019,115.68	8.9919	9.6074
36	0.00	0.0000	0.0000	87	108,339,211.13	9.0150	9.6571
37	0.00	0.0000	0.0000	88	103,842,153.70	9.0042	9.6741
38	0.00	0.0000	0.0000	89	99,522,763.13	8.9996	9.6986
39	0.00	0.0000	0.0000	90	95,373,748.45	8.9896	9.7190
40	0.00	0.0000	0.0000	91	91,389,576.61	8.9541	9.7153
41	0.00	0.0000	0.0000	92	87,564,396.32	8.9321	9.7266
42	0.00	0.0000	0.0000	93	83,893,091.36	8.8924	9.7216
43	0.00	0.0000	0.0000	94	80,369,548.04	8.8407	9.7063
44	820,938,371.82	6.0000	7.9218	95	0	0.0000	0.0000
45	791,538,915.55	6.0000	7.8693
46	763,254,959.30	6.0000	7.8126
47	735,946,291.26	6.0000	7.7480
48	684,909,144.93	6.0000	7.6833
49	660,481,750.59	6.0000	7.6096
50	636,984,332.34	6.0000	7.5276
51	614,381,508.94	6.0000	7.4454

Class 2-A1C2 Yield Maintenance Agreement Schedule

Period	Balance ($)	Strike (%)	Ceiling (%)	Period	Balance ($)	Strike (%)	Ceiling (%)
1	N/A	N/A	N/A	52	47,179,704.76	9.1674	10.0000
2	162,766,760.30	6.3884	10.0000	53	46,037,398.82	9.1674	10.0000
3	158,956,102.13	9.4757	10.0000	54	0.00	0.0000	0.0000
4	155,639,023.48	9.1674	10.0000	55	43,834,463.39	9.1674	10.0000
5	152,387,213.89	9.1674	10.0000	56	42,772,537.32	9.4757	10.0000
6	0.00	0.0000	0.0000	57	41,736,133.65	9.1674	10.0000
7	146,074,075.34	9.1674	10.0000	58	40,724,642.07	9.4757	10.0000
8	143,010,153.65	9.4757	10.0000	59	39,737,466.83	9.1674	10.0000
9	140,006,314.38	9.1674	10.0000	60	38,774,026.38	9.1674	10.0000
10	137,061,328.98	9.4757	10.0000	61	37,833,753.00	9.4757	10.0000
11	134,173,989.43	9.1674	10.0000	62	36,916,092.55	9.1674	10.0000
12	131,343,116.27	9.1674	10.0000	63	36,020,504.07	9.4757	10.0000
13	128,567,556.57	9.4757	10.0000	64	35,146,459.50	9.1675	10.0000
14	125,812,377.63	9.1674	10.0000	65	34,293,443.39	9.1675	10.0000
15	123,111,618.51	9.4757	10.0000	66	33,460,952.54	9.8052	10.0000
16	120,464,159.11	9.1674	10.0000	67	32,648,495.80	9.1675	10.0000
17	117,868,903.19	9.1674	10.0000	68	31,855,593.69	9.4757	10.0000
18	115,324,777.93	9.8052	10.0000	69	31,081,778.19	9.1675	10.0000
19	112,830,733.34	9.1674	10.0000	70	30,326,592.42	9.4757	10.0000
20	110,385,741.80	9.4757	10.0000	71	29,589,590.42	9.1675	10.0000
21	107,988,797.56	9.1675	10.0000	72	28,870,336.84	9.1675	10.0000
22	105,638,916.26	9.4757	10.0000	73	28,168,406.75	9.4757	10.0000
23	103,335,129.97	9.1675	10.0000	74	28,168,406.75	9.1675	10.0000
24	101,076,493.71	9.1675	10.0000	75	28,168,406.75	9.4757	10.0000
25	98,862,083.77	9.4757	10.0000	76	27,747,545.48	9.1675	10.0000
26	96,663,741.46	9.1675	10.0000	77	27,072,284.44	9.1675	10.0000
27	94,508,611.45	9.4757	10.0000	78	0.00	0.0000	0.0000
28	92,209,070.31	9.1674	10.0000	79	25,770,199.84	9.1675	10.0000
29	89,926,320.80	9.1674	10.0000	80	25,142,605.77	9.4757	10.0000
30	0.00	0.0000	0.0000	81	24,530,145.45	9.1675	10.0000
31	85,507,593.05	9.1674	10.0000	82	23,932,456.23	9.4757	10.0000
32	83,141,915.79	9.4757	10.0000	83	23,349,184.11	9.1675	10.0000
33	80,722,815.60	9.1674	10.0000	84	22,779,983.55	9.1675	10.0000
34	78,361,704.45	9.4757	10.0000	85	22,224,517.24	9.4757	10.0000
35	76,057,078.47	9.1674	10.0000	86	21,682,455.92	9.1675	10.0000
36	73,807,710.52	9.1674	10.0000	87	21,153,478.21	9.4757	10.0000
37	71,612,281.25	9.4757	10.0000	88	20,637,270.40	9.1675	10.0000
38	69,469,502.75	9.1674	10.0000	89	20,133,526.25	9.1675	10.0000
39	67,378,117.75	9.4757	10.0000	90	0.00	0.0000	0.0000
40	65,336,898.94	9.1674	10.0000	91	19,162,240.43	9.1675	10.0000
41	63,344,648.23	9.1674	10.0000	92	18,694,122.18	9.4757	10.0000
42	0.00	0.0000	0.0000	93	18,237,314.08	9.1675	10.0000
43	59,502,400.74	9.1674	10.0000	94	17,791,544.78	9.4757	10.0000
44	57,650,147.74	9.4757	10.0000	95	17,356,549.39	9.1675	10.0000
45	56,002,859.82	9.1674	10.0000	96	16,932,069.35	9.1675	10.0000
46	54,648,677.97	9.4757	10.0000	97	16,517,852.29	9.4757	10.0000
47	53,327,004.01	9.1674	10.0000	98	16,113,651.85	9.1675	10.0000
48	52,037,061.19	9.1674	10.0000	99	15,719,227.57	9.4757	10.0000
49	50,778,091.26	9.4757	10.0000	100	15,334,344.74	9.1675	10.0000
50	49,549,354.04	9.1674	10.0000	101	0	0.0000	0.0000
51	48,350,126.99	9.4757	10.0000

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
120	199,517,907.55	181	78,126,162.77
121	196,508,861.37	182	76,918,177.22
122	193,544,248.52	183	75,728,252.66
123	190,623,419.97	184	74,556,123.59
124	187,745,736.16	185	73,401,528.36
125	184,910,566.77	186	72,264,209.12
126	182,117,290.68	187	71,143,911.80
127	179,365,295.75	188	70,040,386.02
128	176,653,978.76	189	68,953,385.07
129	173,982,745.24	190	67,882,665.81
130	171,351,009.36	191	66,827,988.66
131	168,758,193.80	192	65,789,117.53
132	166,203,729.62	193	64,765,819.76
133	163,687,056.16	194	63,757,866.11
134	161,207,620.89	195	62,765,030.66
135	158,764,879.32	196	61,787,090.79
136	156,358,294.87	197	60,823,827.14
137	153,987,338.75	198	59,875,023.52
138	151,651,489.86	199	58,940,466.92
139	149,350,234.66	200	58,019,947.43
140	147,083,067.11	201	57,113,258.20
141	144,849,488.48	202	56,220,195.40
142	142,649,007.32	203	55,340,558.17
143	140,481,139.30	204	54,474,148.60
144	138,345,407.15	205	53,620,771.63
145	136,241,340.54	206	52,780,235.09
146	134,168,475.96	207	51,952,349.59
147	132,126,356.65	208	51,136,928.50
148	130,114,532.48	209	50,333,787.93
149	128,132,559.89	210	49,542,746.67
150	126,180,001.73	211	48,763,626.16
151	124,256,427.26	212	47,996,250.43
152	122,361,411.95	213	47,240,446.09
153	120,494,537.48	214	46,496,042.30
154	118,655,391.60	215	45,762,870.69
155	116,843,568.07	216	45,040,765.36
156	115,058,666.53	217	44,329,562.83
157	113,300,292.46	218	43,629,102.01
158	111,568,057.10	219	42,939,224.16
159	109,861,577.32	220	42,259,772.87
160	108,180,475.57	221	41,590,594.02
161	106,524,379.79	222	40,931,535.71
162	104,892,923.34	223	40,282,448.29
163	103,285,744.92	224	39,643,184.30
164	101,702,488.48	225	39,013,598.41
165	100,142,803.15	226	38,393,547.44
166	98,606,343.17	227	37,782,890.28
167	97,092,767.81	228	37,181,487.92
168	95,601,741.31	229	36,589,203.33
169	94,132,932.79	230	36,005,901.54
170	92,686,016.18	231	35,431,449.51
171	91,260,670.17	232	34,865,716.17
172	89,856,578.12	233	34,308,572.37
173	88,473,428.00	234	33,759,890.82
174	87,110,912.33	235	33,219,546.14
175	85,768,728.10	236	32,687,414.73
176	84,446,576.73	237	32,163,374.85
177	83,144,163.96	238	31,647,306.51
178	81,861,199.84	239	31,139,091.48
179	80,597,398.63	240	30,638,613.28
180	79,352,478.76

Aggregate Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$2,881,494,428	$32,000	$2,500,000
Average Scheduled Principal Balance	$422,073
Number of Mortgage Loans	6,827

Weighted Average Gross Coupon	4.839%	1.000%	10.000%
Weighted Average Original Rate	3.46%	1.00%	9.63%
Weighted Average FICO Score	709	592	824
Weighted Average Original LTV	75.53%	4.36%	100.00%
Weighted Average Total LTV (Including Silent 2nd)	80.31%	4.36%	100.00%

Weighted Average Original Term	402 months	360 months	480 months
Weighted Average Stated Remaining Term	402 months	351 months	480 months
Weighted Average Seasoning	0 months	0 months	12 months

Weighted Average Gross Margin	3.333%	0.900%	5.475%
Weighted Average Minimum Interest Rate	3.333%	0.900%	5.475%
Weighted Average Maximum Interest Rate	9.966%	6.450%	14.200%
Weighted Average Negative Amortization Limit	115	110	115
Weighted Average Months to Roll	1 months	1 months	4 months
Weighted Average Months to Pymt Roll	13 months	1 months	14 months

Maturity Date		Dec 1, 2035	Oct 1, 2046
Maximum Zip Code Concentration	0.42%	92648

ARM	100.00%	Cash Out Refinance	43.21%
		Purchase	32.78%
Negam MTA	100.00%	Rate/Term Refinance	24.01%

Not Interest Only	100.00%	Condominium	9.30%
		Cooperative	0.03%
Prepay Penalty: 0 months	23.07%	PUD	19.23%
Prepay Penalty: 6 months	0.02%	Single Family	63.39%
Prepay Penalty: 12 months	33.25%	Two-Four Family	8.06%
Prepay Penalty: 30 months	0.06%
Prepay Penalty: 36 months	43.59%	Investor	11.52%
		Primary	82.81%
First Lien	100.00%	Second Home	5.67%

Alternative Documentation	1.82%	Top 5 States:
Full Documentation	7.24%	California	55.32%
No Income / No Asset	0.01%	Florida	11.27%
No Ratio	0.11%	Illinois	3.48%
Reduced Documentation	82.79%	Arizona	3.08%
SISA	8.04%	New Jersey	2.83%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 50,000.00	5	225,946.96	0.01%	5.563	400	45.88	730
50,000.01 - 100,000.00	154	12,642,270.04	0.44%	5.606	377	75.86	704
100,000.01 - 150,000.00	443	56,617,813.80	1.96%	5.254	395	76.26	711
150,000.01 - 200,000.00	614	108,716,894.26	3.77%	5.071	391	77.25	705
200,000.01 - 250,000.00	706	159,551,351.11	5.54%	5.252	394	78.04	705
250,000.01 - 300,000.00	661	182,099,556.92	6.32%	4.761	401	77.22	704
300,000.01 - 350,000.00	619	201,063,239.84	6.98%	5.158	403	78.21	701
350,000.01 - 400,000.00	692	260,972,484.40	9.06%	4.948	403	78.57	700
400,000.01 - 450,000.00	487	207,738,515.57	7.21%	4.993	400	76.19	708
450,000.01 - 500,000.00	513	244,331,405.54	8.48%	4.733	397	76.96	710
500,000.01 - 550,000.00	400	210,183,297.90	7.29%	4.647	400	76.74	712
550,000.01 - 600,000.00	326	187,421,934.79	6.50%	4.658	403	76.82	712
600,000.01 - 650,000.00	331	209,267,493.68	7.26%	4.763	407	75.90	708
650,000.01 - 700,000.00	145	97,851,980.10	3.40%	4.934	408	74.04	714
700,000.01 - 750,000.00	110	80,115,646.61	2.78%	4.451	400	73.63	712
750,000.01 - 800,000.00	87	67,752,352.05	2.35%	4.266	407	73.75	724
800,000.01 - 850,000.00	61	50,371,080.08	1.75%	4.908	411	72.32	711
850,000.01 - 900,000.00	77	67,871,931.66	2.36%	4.557	408	71.85	717
900,000.01 - 950,000.00	46	42,714,372.80	1.48%	4.894	393	72.49	721
950,000.01 - 1,000,000.00	126	124,499,753.15	4.32%	4.518	394	69.50	711
1,000,000.01 - 1,050,000.00	21	21,460,857.78	0.74%	5.590	410	68.80	733
1,050,000.01 - 1,100,000.00	16	17,342,934.14	0.60%	4.731	397	68.15	715
1,100,000.01 - 1,150,000.00	13	14,614,364.36	0.51%	5.063	434	74.04	719
1,150,000.01 - 1,200,000.00	23	27,140,847.94	0.94%	5.308	422	71.53	712
1,200,000.01 - 1,250,000.00	17	20,841,396.83	0.72%	4.326	388	67.00	733
1,250,000.01 - 1,300,000.00	31	39,559,549.52	1.37%	4.496	429	72.65	727
1,300,000.01 - 1,350,000.00	8	10,602,126.06	0.37%	4.541	390	68.86	721
1,350,000.01 - 1,400,000.00	13	17,963,799.96	0.62%	5.150	415	74.57	700
1,400,000.01 - 1,450,000.00	12	17,075,748.60	0.59%	4.675	359	73.49	714
1,450,000.01 - 1,500,000.00	34	50,633,090.19	1.76%	4.242	427	68.31	717
1,500,000.01 - 1,550,000.00	3	4,566,376.68	0.16%	7.540	478	53.34	739
1,550,000.01 - 1,600,000.00	3	4,800,000.00	0.17%	6.125	360	69.02	718
1,650,000.01 - 1,700,000.00	4	6,666,500.00	0.23%	6.575	420	76.25	698
1,750,000.01 - 1,800,000.00	3	5,324,879.06	0.18%	8.041	400	76.59	676
1,800,000.01 - 1,850,000.00	4	7,330,000.00	0.25%	3.364	390	67.90	718
1,950,000.01 - 2,000,000.00	1	2,000,000.00	0.07%	8.125	360	44.44	687
2,050,000.01 - 2,100,000.00	2	4,142,000.00	0.14%	2.251	420	79.66	749
2,150,000.01 - 2,200,000.00	3	6,572,500.00	0.23%	4.135	440	71.70	737
2,200,000.01 - 2,250,000.00	1	2,230,000.00	0.08%	2.750	480	79.64	688
2,250,000.01 - 2,300,000.00	1	2,287,500.00	0.08%	2.750	480	75.00	682
2,300,000.01 - 2,350,000.00	3	6,929,339.80	0.24%	5.964	439	66.57	712
2,350,000.01 - 2,400,000.00	4	9,575,000.00	0.33%	3.973	420	73.19	723
2,400,000.01 - 2,450,000.00	2	4,861,574.68	0.17%	5.325	419	54.40	696
2,450,000.01 - 2,500,000.00	2	4,964,720.93	0.17%	4.951	419	72.21	694
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	812	386,260,384.03	13.40%	1.173	376	72.81	721
1.500 - 1.999	990	432,729,423.52	15.02%	1.613	408	74.33	711
2.000 - 2.499	634	304,675,515.92	10.57%	2.057	401	73.79	708
2.500 - 2.999	417	162,599,312.26	5.64%	2.599	398	77.77	694
3.000 - 3.499	256	80,375,751.67	2.79%	3.131	386	85.05	705
3.500 - 3.999	146	40,634,448.15	1.41%	3.591	405	86.93	696
4.000 - 4.499	108	26,187,715.86	0.91%	4.175	382	90.24	697
4.500 - 4.999	40	10,601,988.98	0.37%	4.615	395	90.25	682
5.000 - 5.499	18	5,277,167.06	0.18%	5.111	399	90.89	699
5.500 - 5.999	9	2,764,800.93	0.10%	5.714	440	82.49	697
6.000 - 6.499	37	20,747,620.64	0.72%	6.188	401	69.39	730
6.500 - 6.999	119	64,416,631.66	2.24%	6.740	410	69.00	712
7.000 - 7.499	357	177,588,161.28	6.16%	7.232	397	73.54	722
7.500 - 7.999	1,341	571,830,704.32	19.84%	7.701	408	75.19	718
8.000 - 8.499	1,209	480,762,433.10	16.68%	8.115	414	76.17	695
8.500 - 8.999	268	94,163,754.06	3.27%	8.606	419	79.86	700
9.000 - 9.499	56	17,076,148.56	0.59%	9.142	382	87.74	699
9.500 - 9.999	9	2,582,768.89	0.09%	9.641	383	83.28	659
10.000 -10.499	1	219,696.90	0.01%	10.000	359	89.80	641
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Original Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	1,267	584,298,308.45	20.28%	3.388	373	73.21	720
1.500 - 1.999	1,630	690,307,495.02	23.96%	3.942	413	74.64	712
2.000 - 2.499	909	405,797,670.28	14.08%	3.559	413	74.70	709
2.500 - 2.999	523	191,100,614.71	6.63%	3.418	398	78.33	695
3.000 - 3.499	376	111,919,860.28	3.88%	4.561	388	85.87	709
3.500 - 3.999	186	50,843,044.51	1.76%	4.559	404	87.40	700
4.000 - 4.499	145	35,423,385.39	1.23%	5.392	380	90.85	699
4.500 - 4.999	54	15,546,272.05	0.54%	5.956	406	91.51	689
5.000 - 5.499	19	5,582,565.99	0.19%	5.132	397	90.29	704
5.500 - 5.999	11	5,365,615.05	0.19%	5.903	400	67.78	736
6.000 - 6.499	35	19,838,306.03	0.69%	6.249	409	70.59	722
6.500 - 6.999	118	63,473,946.11	2.20%	6.801	412	69.71	713
7.000 - 7.499	274	138,294,988.38	4.80%	7.283	399	72.72	721
7.500 - 7.999	590	277,849,338.22	9.64%	7.728	413	74.67	709
8.000 - 8.499	547	235,661,520.48	8.18%	8.135	417	75.53	686
8.500 - 8.999	135	48,445,832.24	1.68%	8.615	410	80.50	692
9.000 - 9.499	7	1,493,164.60	0.05%	9.122	392	89.32	678
9.500 - 9.999	1	252,500.00	0.01%	9.625	480	87.07	659
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
575-599	1	300,000.00	0.01%	2.250	360	80.00	592
600-624	88	35,486,883.77	1.23%	5.292	389	73.36	620
625-649	552	200,820,811.46	6.97%	4.938	404	74.36	639
650-674	1,148	445,354,543.37	15.46%	4.981	395	76.23	664
675-699	1,438	629,312,099.55	21.84%	4.881	405	75.98	687
700-724	1,254	536,091,211.28	18.60%	4.935	403	76.28	711
725-749	964	417,769,116.93	14.50%	4.866	405	75.94	737
750-774	768	349,824,513.15	12.14%	4.602	402	75.27	761
775-799	483	211,660,961.15	7.35%	4.410	399	72.66	786
800+	121	50,099,011.18	1.74%	4.647	413	72.57	806
None	10	4,775,275.95	0.17%	4.121	364	71.82	NA
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	172	68,425,567.87	2.37%	4.508	395	39.26	716
50.00- 54.99	106	46,630,018.06	1.62%	4.288	409	52.35	719
55.00- 59.99	119	66,105,228.21	2.29%	4.020	395	57.56	715
60.00- 64.99	229	123,316,991.39	4.28%	4.450	393	62.59	716
65.00- 69.99	402	204,856,465.88	7.11%	4.728	402	67.97	712
70.00- 74.99	988	427,615,842.71	14.84%	4.831	403	71.47	711
75.00- 79.99	1,180	585,838,480.46	20.33%	4.839	406	76.84	708
80.00	2,710	1,103,470,174.25	38.30%	4.848	405	80.00	707
80.01- 84.99	37	11,586,927.90	0.40%	5.239	386	83.38	709
85.00- 89.99	197	58,370,592.07	2.03%	5.165	391	88.53	704
90.00- 94.99	451	123,461,400.57	4.28%	5.468	386	90.60	703
95.00- 99.99	235	61,586,738.42	2.14%	5.909	387	95.01	721
100.00	1	230,000.00	0.01%	3.750	360	100.00	651
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
No Silent Seconds	4,059	1,676,785,571.35	58.19%	4.706	398	74.79	711
Silent Second	2,768	1,204,708,856.44	41.81%	5.025	407	76.55	707
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	166	65,837,577.91	2.28%	4.562	396	39.07	716
50.00- 54.99	97	40,262,473.09	1.40%	4.109	410	52.32	722
55.00- 59.99	107	57,284,510.09	1.99%	3.887	398	57.25	716
60.00- 64.99	195	100,452,185.79	3.49%	4.291	390	62.19	715
65.00- 69.99	315	161,110,846.50	5.59%	4.511	400	67.46	712
70.00- 74.99	516	260,257,062.36	9.03%	4.480	401	71.20	714
75.00- 79.99	768	359,292,900.08	12.47%	4.684	400	76.24	710
80.00	1,191	493,615,780.86	17.13%	4.782	402	79.13	710
80.01- 84.99	148	69,802,417.86	2.42%	5.301	407	77.64	712
85.00- 89.99	726	296,270,422.70	10.28%	4.881	400	79.20	705
90.00- 94.99	2,356	913,031,920.11	31.69%	5.140	406	79.53	706
95.00- 99.99	240	63,579,042.61	2.21%	5.897	386	94.50	722
100.00	2	697,287.83	0.02%	6.849	440	86.60	669
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	4,564	1,861,006,378.81	64.58%	4.533	360	75.60	709
460	1	370,019.43	0.01%	8.000	457	80.00	752
480	2,262	1,020,118,029.55	35.40%	5.397	480	75.39	711
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301-360	4,564	1,861,006,378.81	64.58%	4.533	360	75.60	709
361+	2,263	1,020,488,048.98	35.42%	5.398	480	75.39	711
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 -20.00	195	70,905,129.90	2.46%	4.774	400	72.21	723
20.01 -25.00	254	94,468,429.85	3.28%	4.871	397	72.28	710
25.01 -30.00	494	187,711,998.36	6.51%	5.301	396	74.63	713
30.01 -35.00	966	398,459,661.21	13.83%	4.957	401	74.53	709
35.01 -40.00	1,583	693,149,207.79	24.06%	4.857	403	75.87	709
40.01 -45.00	1,479	663,606,228.01	23.03%	4.791	405	75.98	709
45.01 -50.00	1,033	446,130,248.17	15.48%	4.730	403	76.34	705
50.01 -55.00	739	288,868,303.55	10.02%	4.733	400	76.25	713
55.01 -60.00	59	27,480,178.97	0.95%	4.311	394	75.54	714
None	25	10,715,041.98	0.37%	3.153	388	75.06	691
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Negam MTA	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,367	664,879,138.02	23.07%	4.375	386	73.78	722
Prepay Penalty: 6 months	1	487,009.58	0.02%	2.000	359	80.00	733
Prepay Penalty: 12 months	2,142	958,206,868.37	33.25%	5.247	408	75.85	709
Prepay Penalty: 30 months	6	1,736,509.02	0.06%	4.937	397	68.42	721
Prepay Penalty: 36 months	3,311	1,256,184,902.80	43.59%	4.775	406	76.21	703
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	186	52,397,911.40	1.82%	5.363	401	78.79	714
Full Documentation	614	208,491,450.58	7.24%	4.509	388	76.64	707
No Income / No Asset	1	281,000.00	0.01%	1.250	360	59.16	726
No Ratio	6	3,274,080.69	0.11%	1.761	378	78.30	666
Reduced Documentation	5,311	2,385,464,373.49	82.79%	4.897	404	75.37	709
SISA	709	231,585,611.63	8.04%	4.469	396	75.34	713
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	2,916	1,245,219,674.28	43.21%	4.856	403	73.17	705
Purchase	2,340	944,556,167.11	32.78%	4.929	401	78.93	718
Rate/Term Refinance	1,571	691,718,586.40	24.01%	4.686	401	75.12	706
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Condominium	797	268,018,083.79	9.30%	4.729	403	77.59	714
Cooperative	3	811,351.69	0.03%	3.443	360	67.91	724
PUD	1,190	554,030,719.26	19.23%	5.022	407	76.08	712
Single Family	4,294	1,826,484,822.94	63.39%	4.764	402	75.25	708
Two-Four Family	543	232,149,450.11	8.06%	5.131	394	74.02	708
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investor	1,110	331,987,283.07	11.52%	5.695	400	71.94	716
Primary	5,247	2,386,084,486.44	82.81%	4.713	402	75.90	708
Second Home	470	163,422,658.28	5.67%	4.941	408	77.37	721
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	21	4,853,481.56	0.17%	4.867	389	78.18	717
Alaska	4	1,796,569.94	0.06%	7.406	359	78.15	718
Arizona	256	88,794,040.63	3.08%	5.768	404	77.44	712
Arkansas	8	859,661.74	0.03%	8.000	360	80.69	697
California	3,110	1,593,967,335.05	55.32%	5.009	411	74.49	709
Colorado	57	21,932,874.40	0.76%	5.623	392	73.20	715
Connecticut	38	15,820,811.54	0.55%	4.951	382	75.42	698
Delaware	8	3,531,100.00	0.12%	5.224	367	74.52	702
District of Columbia	10	4,049,753.94	0.14%	3.059	386	71.21	704
Florida	970	324,728,913.17	11.27%	4.504	397	77.07	706
Georgia	54	14,224,583.57	0.49%	4.110	391	81.09	701
Hawaii	47	25,145,642.79	0.87%	5.053	411	72.67	722
Idaho	44	12,970,206.65	0.45%	5.607	406	76.03	715
Illinois	235	100,230,075.78	3.48%	3.265	375	74.22	720
Indiana	11	2,171,371.48	0.08%	4.561	360	84.73	712
Kansas	5	1,225,401.76	0.04%	6.512	359	84.78	712
Kentucky	4	1,630,400.00	0.06%	5.562	360	80.67	678
Louisiana	3	1,129,250.00	0.04%	2.143	480	72.85	702
Maryland	141	57,136,205.09	1.98%	4.168	394	76.90	702
Massachusetts	80	33,541,198.50	1.16%	4.826	382	77.35	699
Michigan	113	30,867,773.63	1.07%	3.150	381	76.93	718
Minnesota	85	23,210,568.10	0.81%	5.057	387	78.05	707
Mississippi	1	69,300.00	0.00%	7.625	360	75.00	676
Missouri	33	7,814,017.65	0.27%	4.590	377	77.84	716
Montana	4	1,205,600.00	0.04%	5.171	360	76.03	686
Nebraska	2	271,376.72	0.01%	4.982	425	80.00	738
Nevada	215	71,854,010.93	2.49%	5.253	405	78.67	707
New Hampshire	7	1,861,233.85	0.06%	6.004	396	78.01	724
New Jersey	209	81,517,298.41	2.83%	4.279	381	78.52	708
New Mexico	16	3,380,952.14	0.12%	4.898	369	77.75	721
New York	165	72,742,854.93	2.52%	4.594	380	73.08	706
North Carolina	56	19,839,108.66	0.69%	3.935	393	72.60	710
North Dakota	2	354,170.36	0.01%	7.504	359	77.03	709
Ohio	45	11,662,640.99	0.40%	4.455	360	81.15	708
Oklahoma	4	678,570.00	0.02%	3.652	360	83.75	713
Oregon	53	17,549,418.26	0.61%	5.645	395	78.11	711
Pennsylvania	78	17,018,101.59	0.59%	5.093	386	83.17	700
Rhode Island	21	5,170,929.27	0.18%	4.580	393	79.56	677
South Carolina	19	6,735,214.02	0.23%	3.715	396	74.29	692
South Dakota	1	109,250.00	0.00%	4.375	360	95.00	721
Tennessee	16	4,285,187.33	0.15%	4.496	380	82.71	708
Texas	98	15,654,808.17	0.54%	6.480	407	76.93	717
Utah	66	24,341,006.67	0.84%	4.913	383	78.47	704
Virginia	164	72,173,253.81	2.50%	4.885	391	76.62	709
Washington	195	70,277,478.37	2.44%	4.540	387	76.69	721
West Virginia	8	1,669,320.67	0.06%	6.624	375	79.41	681
Wisconsin	44	9,355,305.67	0.32%	5.779	371	81.77	713
Wyoming	1	86,800.00	0.00%	8.125	360	70.00	654
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.001 - 0.999	1	305,398.93	0.01%	5.500	359	80.00	792
1.000 - 1.499	10	6,268,954.03	0.22%	5.568	388	65.35	736
1.500 - 1.999	46	27,474,997.54	0.95%	6.048	410	71.62	726
2.000 - 2.499	201	102,451,245.92	3.56%	5.328	404	69.85	719
2.500 - 2.999	970	458,511,585.08	15.91%	5.060	396	73.64	722
3.000 - 3.499	2,711	1,163,788,020.12	40.39%	4.898	401	75.35	713
3.500 - 3.999	2,196	893,752,231.62	31.02%	4.387	407	76.01	700
4.000 - 4.499	575	196,033,648.96	6.80%	5.328	402	80.45	695
4.500 - 4.999	100	28,352,688.41	0.98%	6.172	382	88.38	690
5.000 - 5.499	17	4,555,657.18	0.16%	7.658	402	86.90	668
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.001 - 0.999	1	305,398.93	0.01%	5.500	359	80.00	792
1.000 - 1.499	10	6,268,954.03	0.22%	5.568	388	65.35	736
1.500 - 1.999	46	27,474,997.54	0.95%	6.048	410	71.62	726
2.000 - 2.499	201	102,451,245.92	3.56%	5.328	404	69.85	719
2.500 - 2.999	970	458,511,585.08	15.91%	5.060	396	73.64	722
3.000 - 3.499	2,711	1,163,788,020.12	40.39%	4.898	401	75.35	713
3.500 - 3.999	2,196	893,752,231.62	31.02%	4.387	407	76.01	700
4.000 - 4.499	575	196,033,648.96	6.80%	5.328	402	80.45	695
4.500 - 4.999	100	28,352,688.41	0.98%	6.172	382	88.38	690
5.000 - 5.499	17	4,555,657.18	0.16%	7.658	402	86.90	668
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
6.000 - 6.499	1	220,500.00	0.01%	3.500	360	90.00	714
9.500 - 9.999	6,707	2,840,351,503.05	98.57%	4.823	402	75.44	709
10.000 -10.499	35	12,899,250.92	0.45%	6.470	371	76.27	686
10.500 -10.999	35	11,287,040.55	0.39%	5.964	387	87.02	714
11.000 -11.499	28	9,122,425.34	0.32%	5.570	377	85.19	717
11.500 -11.999	9	3,201,809.30	0.11%	5.176	375	77.29	735
12.000 -12.499	2	951,284.75	0.03%	2.250	429	82.23	672
12.500 -12.999	3	663,684.83	0.02%	4.206	420	80.00	679
13.000 -13.499	4	1,698,779.05	0.06%	7.917	395	78.11	705
13.500 -13.999	2	1,010,000.00	0.04%	7.339	480	77.73	706
14.000 -14.499	1	88,150.00	0.00%	4.250	360	89.95	666
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110	193	83,808,562.59	2.91%	5.033	378	73.57	708
115	6,634	2,797,685,865.20	97.09%	4.834	403	75.58	709
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10/01/06	5,750	2,385,874,958.13	82.80%	5.148	407	75.90	708
11/01/06	730	306,957,121.66	10.65%	4.047	381	74.82	706
12/01/06	301	166,283,619.00	5.77%	2.241	373	71.72	735
01/01/07	46	22,378,729.00	0.78%	2.114	371	74.05	730
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10/01/06	1	365,094.70	0.01%	7.750	468	67.88	793
01/01/07	1	391,532.08	0.01%	7.625	351	61.60	649
03/01/07	10	3,218,994.61	0.11%	8.074	353	81.33	713
04/01/07	1	136,354.73	0.00%	8.625	354	70.00	682
05/01/07	2	526,618.79	0.02%	8.283	424	74.21	651
06/01/07	8	2,611,942.43	0.09%	8.039	380	78.91	712
07/01/07	58	26,722,937.47	0.93%	7.911	412	75.30	727
08/01/07	696	286,410,585.47	9.94%	7.529	404	76.20	721
09/01/07	1,316	517,059,029.36	17.94%	7.321	407	75.57	715
10/01/07	4,053	1,766,663,966.15	61.31%	3.713	403	75.41	706
11/01/07	681	277,387,372.00	9.63%	4.229	382	75.47	704
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1	5,750	2,385,874,958.13	82.80%	5.148	407	75.90	708
2	730	306,957,121.66	10.65%	4.047	381	74.82	706
3	301	166,283,619.00	5.77%	2.241	373	71.72	735
4	46	22,378,729.00	0.78%	2.114	371	74.05	730
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
COUNTRYWIDE	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709
Total	6,827	2,881,494,427.79	100.00%	4.839	402	75.53	709

 Group 1 Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$918,828,542	$32,000	$770,000
Average Scheduled Principal Balance	$261,328
Number of Mortgage Loans	3,516

Weighted Average Gross Coupon	5.081%	1.000%	10.000%
Weighted Average Original Rate	3.52%	1.00%	9.63%
Weighted Average FICO Score	702	620	820
Weighted Average Original LTV	76.18%	7.50%	100.00%
Weighted Average Total LTV (Including Silent 2nd)	80.48%	7.50%	100.00%

Weighted Average Original Term	401 months	360 months	480 months
Weighted Average Stated Remaining Term	400 months	351 months	480 months
Weighted Average Seasoning	0 months	0 months	12 months

Weighted Average Gross Margin	3.459%	1.475%	5.475%
Weighted Average Minimum Interest Rate	3.459%	1.475%	5.475%
Weighted Average Maximum Interest Rate	9.971%	6.450%	14.200%
Weighted Average Negative Amortization Limit	115	110	115
Weighted Average Months to Roll	1 months	1 months	4 months
Weighted Average Months to Pymt Roll	13 months	1 months	14 months

Maturity Date		Dec 1, 2035	Oct 1, 2046
Maximum Zip Code Concentration	0.37%	85032

ARM	100.00%	Cash Out Refinance	54.68%
		Purchase	18.79%
Negam MTA	100.00%	Rate/Term Refinance	26.52%

Not Interest Only	100.00%	Condominium	11.38%
		Cooperative	0.07%
Prepay Penalty: 0 months	15.60%	PUD	14.03%
Prepay Penalty: 12 months	28.77%	Single Family	59.03%
Prepay Penalty: 30 months	0.08%	Two-Four Family	15.49%
Prepay Penalty: 36 months	55.55%
		Investor	23.73%
First Lien	100.00%	Primary	67.51%
		Second Home	8.76%
Alternative Documentation	2.97%
Full Documentation	9.06%	Top 5 States:
No Income / No Asset	0.03%	California	40.56%
No Ratio	0.06%	Florida	14.03%
Reduced Documentation	73.72%	Arizona	4.04%
SISA	14.16%	New Jersey	3.93%
		Nevada	3.77%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 50,000.00	5	225,946.96	0.02%	5.563	400	45.88	730
50,000.01 - 100,000.00	151	12,396,945.13	1.35%	5.593	377	75.73	705
100,000.01 - 150,000.00	415	52,965,144.43	5.76%	5.212	396	75.96	712
150,000.01 - 200,000.00	548	96,918,608.77	10.55%	5.057	392	76.31	704
200,000.01 - 250,000.00	593	133,785,827.37	14.56%	5.242	396	76.53	704
250,000.01 - 300,000.00	530	145,854,310.50	15.87%	4.747	403	75.67	702
300,000.01 - 350,000.00	498	161,861,762.25	17.62%	5.163	403	76.62	700
350,000.01 - 400,000.00	534	201,306,364.80	21.91%	4.922	404	77.28	698
400,000.01 - 450,000.00	129	53,500,343.83	5.82%	5.423	405	74.65	700
450,000.01 - 500,000.00	50	23,913,088.74	2.60%	5.282	393	73.94	689
500,000.01 - 550,000.00	29	15,148,740.98	1.65%	5.127	401	73.93	714
550,000.01 - 600,000.00	17	9,722,200.28	1.06%	7.001	410	74.45	710
600,000.01 - 650,000.00	10	6,251,686.54	0.68%	4.838	396	69.62	712
650,000.01 - 700,000.00	3	2,025,000.00	0.22%	2.340	401	73.26	713
700,000.01 - 750,000.00	3	2,182,571.04	0.24%	3.671	438	71.67	720
750,000.01 - 800,000.00	1	770,000.00	0.08%	8.125	360	70.00	753
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	291	76,094,181.03	8.28%	1.199	381	69.68	721
1.500 - 1.999	507	140,838,990.46	15.33%	1.627	397	73.50	702
2.000 - 2.499	280	75,201,427.60	8.18%	2.092	409	75.89	687
2.500 - 2.999	284	71,225,208.81	7.75%	2.622	388	78.82	687
3.000 - 3.499	156	37,526,269.20	4.08%	3.111	390	84.18	696
3.500 - 3.999	117	29,467,516.34	3.21%	3.616	397	86.46	694
4.000 - 4.499	75	16,570,901.47	1.80%	4.143	380	88.89	691
4.500 - 4.999	29	7,152,541.98	0.78%	4.623	394	88.84	682
5.000 - 5.499	11	2,775,737.85	0.30%	5.118	394	91.79	707
5.500 - 5.999	4	871,150.00	0.09%	5.787	427	80.57	691
6.000 - 6.499	10	2,350,853.80	0.26%	6.295	414	63.05	713
6.500 - 6.999	57	15,966,585.63	1.74%	6.767	425	68.51	715
7.000 - 7.499	118	31,221,158.44	3.40%	7.228	407	72.52	720
7.500 - 7.999	616	165,214,689.74	17.98%	7.723	404	74.49	714
8.000 - 8.499	740	193,041,716.68	21.01%	8.123	410	76.33	694
8.500 - 8.999	174	40,024,401.95	4.36%	8.611	400	80.16	704
9.000 - 9.499	42	11,694,924.19	1.27%	9.163	379	85.77	704
9.500 - 9.999	4	1,370,589.55	0.15%	9.625	381	76.37	665
10.000 -10.499	1	219,696.90	0.02%	10.000	359	89.80	641
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Original Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	451	116,348,136.14	12.66%	3.471	377	70.33	717
1.500 - 1.999	856	234,966,645.13	25.57%	4.139	399	73.72	704
2.000 - 2.499	470	126,619,076.71	13.78%	4.542	423	76.69	695
2.500 - 2.999	370	90,387,126.05	9.84%	3.771	388	79.36	690
3.000 - 3.499	235	54,675,661.87	5.95%	4.708	391	84.71	704
3.500 - 3.999	150	37,433,388.96	4.07%	4.667	397	86.85	699
4.000 - 4.499	98	22,415,348.36	2.44%	5.340	381	89.69	696
4.500 - 4.999	31	7,858,158.49	0.86%	5.050	391	89.11	684
5.000 - 5.499	11	2,775,737.85	0.30%	5.118	394	91.79	707
5.500 - 5.999	4	871,150.00	0.09%	5.787	427	80.57	691
6.000 - 6.499	10	2,307,821.07	0.25%	6.334	404	65.77	711
6.500 - 6.999	53	15,446,805.53	1.68%	6.801	427	68.34	718
7.000 - 7.499	90	24,177,918.38	2.63%	7.329	405	70.51	721
7.500 - 7.999	265	72,453,946.45	7.89%	7.747	410	74.17	707
8.000 - 8.499	330	89,678,229.32	9.76%	8.143	411	75.23	688
8.500 - 8.999	84	18,667,726.71	2.03%	8.617	394	80.70	702
9.000 - 9.499	7	1,493,164.60	0.16%	9.122	392	89.32	678
9.500 - 9.999	1	252,500.00	0.03%	9.625	480	87.07	659
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
600-624	39	10,276,862.79	1.12%	5.428	405	71.95	622
625-649	352	94,687,268.02	10.31%	4.967	395	73.42	639
650-674	673	178,799,221.55	19.46%	4.984	392	76.55	663
675-699	747	201,219,883.68	21.90%	4.969	397	77.17	687
700-724	625	162,251,475.67	17.66%	5.133	403	77.25	711
725-749	456	115,767,942.50	12.60%	5.235	404	76.22	737
750-774	341	85,359,547.91	9.29%	5.210	408	76.14	760
775-799	228	57,007,965.19	6.20%	5.160	409	74.67	786
800+	55	13,458,374.31	1.46%	5.483	421	72.79	807
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	115	24,690,069.53	2.69%	4.739	425	39.41	712
50.00- 54.99	68	17,651,839.08	1.92%	4.485	419	52.66	708
55.00- 59.99	62	18,691,860.07	2.03%	4.290	408	57.42	696
60.00- 64.99	105	29,297,624.00	3.19%	4.706	397	62.44	695
65.00- 69.99	209	59,771,364.66	6.51%	4.909	406	68.05	696
70.00- 74.99	606	154,558,874.32	16.82%	5.325	403	70.92	704
75.00- 79.99	519	140,330,955.22	15.27%	5.072	404	77.26	700
80.00	1,247	333,340,906.65	36.28%	4.961	399	80.00	701
80.01- 84.99	30	8,197,454.72	0.89%	5.467	386	83.43	715
85.00- 89.99	151	38,704,631.63	4.21%	5.451	393	88.30	705
90.00- 94.99	315	75,185,579.53	8.18%	5.390	385	90.51	703
95.00- 99.99	88	18,177,382.21	1.98%	6.068	378	95.00	719
100.00	1	230,000.00	0.03%	3.750	360	100.00	651
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
LTV <= 80	2,931	778,333,493.53	84.71%	5.006	403	73.67	701
LTV > 80 Commonwealth	152	37,399,893.11	4.07%	5.585	370	90.31	705
LTV > 80 GEMICO	50	11,368,393.09	1.24%	5.580	369	92.34	703
LTV > 80 MGIC	66	16,816,249.60	1.83%	5.319	379	91.46	706
LTV > 80 PMI	82	19,704,141.03	2.14%	5.402	388	89.54	707
LTV > 80 Radian	14	2,529,462.29	0.28%	4.452	389	89.40	697
LTV > 80 Triad Guaranty Ins. Co.	45	9,653,068.39	1.05%	4.990	373	91.31	700
LTV > 80 United Guaranty	176	43,023,840.58	4.68%	5.684	410	88.78	709
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
No Silent Seconds	2,232	579,732,170.99	63.09%	5.051	401	76.06	703
Silent Second	1,284	339,096,370.63	36.91%	5.133	399	76.40	700
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	113	24,058,069.53	2.62%	4.811	425	39.25	711
50.00- 54.99	65	16,819,654.16	1.83%	4.487	421	52.68	707
55.00- 59.99	58	17,211,044.99	1.87%	4.488	407	57.31	695
60.00- 64.99	91	25,544,547.38	2.78%	4.557	400	62.09	697
65.00- 69.99	160	46,922,119.02	5.11%	4.838	412	67.80	693
70.00- 74.99	273	76,221,568.35	8.30%	5.185	405	71.37	703
75.00- 79.99	388	106,160,909.76	11.55%	4.935	404	76.20	703
80.00	614	160,832,337.87	17.50%	4.889	400	78.73	704
80.01- 84.99	73	22,087,181.01	2.40%	5.751	393	79.26	701
85.00- 89.99	401	108,097,649.20	11.76%	5.203	396	81.17	699
90.00- 94.99	1,191	296,466,078.14	32.27%	5.230	395	80.78	701
95.00- 99.99	88	18,177,382.21	1.98%	6.068	378	95.00	719
100.00	1	230,000.00	0.03%	3.750	360	100.00	651
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	2,387	608,520,115.41	66.23%	4.855	360	77.08	699
480	1,129	310,308,426.21	33.77%	5.524	480	74.42	708
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301-360	2,387	608,520,115.41	66.23%	4.855	360	77.08	699
361+	1,129	310,308,426.21	33.77%	5.524	480	74.42	708
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 -20.00	129	29,542,038.90	3.22%	5.798	408	73.69	716
20.01 -25.00	146	33,237,576.17	3.62%	5.196	393	74.36	702
25.01 -30.00	296	72,976,283.50	7.94%	5.617	399	74.74	705
30.01 -35.00	524	129,567,876.72	14.10%	5.225	400	75.34	702
35.01 -40.00	780	214,069,689.77	23.30%	5.173	403	76.53	698
40.01 -45.00	672	178,835,680.01	19.46%	5.054	401	77.57	701
45.01 -50.00	498	134,989,541.65	14.69%	4.859	402	76.67	699
50.01 -55.00	426	113,602,538.38	12.36%	4.560	391	76.23	710
55.01 -60.00	30	7,824,814.52	0.85%	4.606	404	72.78	700
None	15	4,182,502.00	0.46%	3.913	399	72.14	687
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	3,516	918,828,541.62	100.00%	5.081	400	76.18	702
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Negam MTA	3,516	918,828,541.62	100.00%	5.081	400	76.18	702
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	3,516	918,828,541.62	100.00%	5.081	400	76.18	702
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	553	143,320,086.63	15.60%	5.176	394	75.83	709
Prepay Penalty: 12 months	985	264,337,935.14	28.77%	5.533	407	76.15	703
Prepay Penalty: 30 months	4	720,174.82	0.08%	5.144	359	73.51	727
Prepay Penalty: 36 months	1,974	510,450,345.03	55.55%	4.820	398	76.30	699
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	3,516	918,828,541.62	100.00%	5.081	400	76.18	702
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	130	27,249,840.67	2.97%	5.583	399	76.79	712
Full Documentation	394	83,236,075.99	9.06%	5.043	389	78.75	697
No Income / No Asset	1	281,000.00	0.03%	1.250	360	59.16	726
No Ratio	2	558,890.69	0.06%	3.768	359	78.97	647
Reduced Documentation	2,490	677,392,321.58	73.72%	5.145	402	75.64	701
SISA	499	130,110,412.69	14.16%	4.679	399	77.30	709
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	1,801	502,451,748.36	54.68%	4.966	400	74.51	698
Purchase	817	172,679,647.59	18.79%	5.380	398	77.97	720
Rate/Term Refinance	898	243,697,145.67	26.52%	5.105	401	78.36	696
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Condominium	474	104,556,655.17	11.38%	5.083	402	77.83	710
Cooperative	2	647,351.69	0.07%	3.999	360	64.85	716
PUD	514	128,957,202.79	14.03%	5.179	406	78.18	706
Single Family	2,118	542,345,898.14	59.03%	5.045	401	76.01	699
Two-Four Family	408	142,321,433.83	15.49%	5.132	392	73.89	703
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investor	932	217,999,942.47	23.73%	5.627	398	72.53	712
Primary	2,236	620,339,107.31	67.51%	4.887	401	76.89	696
Second Home	348	80,489,491.84	8.76%	5.095	403	80.66	718
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	17	2,374,325.56	0.26%	4.805	389	85.88	723
Alaska	2	437,660.05	0.05%	4.758	360	76.29	740
Arizona	163	37,087,685.55	4.04%	5.490	405	78.87	710
Arkansas	8	859,661.74	0.09%	8.000	360	80.69	697
California	1,153	372,682,952.07	40.56%	5.341	413	73.40	699
Colorado	36	7,612,823.37	0.83%	6.574	404	79.43	710
Connecticut	28	7,492,259.02	0.82%	4.795	391	77.37	706
Delaware	6	1,521,100.00	0.17%	1.907	377	82.65	731
District of Columbia	7	1,861,704.86	0.20%	3.019	394	65.63	722
Florida	596	128,930,202.22	14.03%	4.748	398	78.00	703
Georgia	39	8,391,040.07	0.91%	4.440	385	80.66	700
Hawaii	33	12,915,228.06	1.41%	3.861	392	76.11	718
Idaho	29	5,481,331.72	0.60%	5.887	383	75.75	716
Illinois	132	33,917,350.10	3.69%	4.476	383	79.05	702
Indiana	8	1,760,765.59	0.19%	4.261	360	85.94	714
Kansas	3	511,420.36	0.06%	4.900	359	85.64	735
Kentucky	2	445,900.00	0.05%	4.759	360	82.65	686
Louisiana	1	74,250.00	0.01%	9.250	480	90.00	641
Maryland	81	20,076,721.40	2.19%	4.735	394	77.29	694
Massachusetts	55	17,818,005.44	1.94%	4.543	384	80.39	698
Michigan	79	13,605,922.64	1.48%	3.645	375	80.62	708
Minnesota	68	15,087,867.78	1.64%	4.996	386	78.76	709
Mississippi	1	69,300.00	0.01%	7.625	360	75.00	676
Missouri	27	4,494,349.53	0.49%	5.941	383	82.88	697
Montana	2	540,000.00	0.06%	4.731	360	71.14	671
Nebraska	2	271,376.72	0.03%	4.982	425	80.00	738
Nevada	139	34,664,148.85	3.77%	5.640	405	78.29	699
New Hampshire	6	1,376,551.03	0.15%	5.390	410	77.31	706
New Jersey	122	36,093,534.06	3.93%	4.235	374	77.63	696
New Mexico	13	2,461,305.37	0.27%	5.831	373	77.17	722
New York	92	32,185,449.95	3.50%	4.897	375	71.04	705
North Carolina	35	6,127,224.55	0.67%	5.145	389	79.21	703
North Dakota	2	354,170.36	0.04%	7.504	359	77.03	709
Ohio	32	4,881,465.99	0.53%	4.700	360	83.22	707
Oklahoma	4	678,570.00	0.07%	3.652	360	83.75	713
Oregon	32	7,339,200.43	0.80%	5.450	384	80.03	720
Pennsylvania	53	10,105,418.37	1.10%	5.163	390	80.85	698
Rhode Island	20	4,856,048.86	0.53%	4.366	388	78.55	674
South Carolina	9	1,517,225.17	0.17%	5.404	409	74.54	703
South Dakota	1	109,250.00	0.01%	4.375	360	95.00	721
Tennessee	13	2,356,913.51	0.26%	3.698	371	82.66	719
Texas	88	12,172,972.70	1.32%	6.583	415	75.63	713
Utah	35	7,235,000.16	0.79%	5.472	384	79.25	709
Virginia	75	20,518,627.93	2.23%	4.470	395	79.27	700
Washington	119	28,696,731.27	3.12%	5.012	400	76.94	709
West Virginia	8	1,669,320.67	0.18%	6.624	375	79.41	681
Wisconsin	39	7,021,408.54	0.76%	6.556	375	82.16	701
Wyoming	1	86,800.00	0.01%	8.125	360	70.00	654
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	2	683,900.00	0.07%	5.910	445	66.32	688
1.500 - 1.999	12	3,108,071.80	0.34%	5.034	437	66.16	719
2.000 - 2.499	90	24,346,083.75	2.65%	5.827	418	68.62	716
2.500 - 2.999	340	88,941,016.99	9.68%	5.217	398	73.06	716
3.000 - 3.499	1,286	341,389,573.85	37.15%	5.175	396	74.99	708
3.500 - 3.999	1,300	339,094,827.55	36.91%	4.774	408	76.59	694
4.000 - 4.499	395	97,233,874.42	10.58%	5.222	389	81.49	695
4.500 - 4.999	80	20,979,756.81	2.28%	6.066	378	87.15	695
5.000 - 5.499	11	3,051,436.45	0.33%	7.331	405	84.39	673
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	2	683,900.00	0.07%	5.910	445	66.32	688
1.500 - 1.999	12	3,108,071.80	0.34%	5.034	437	66.16	719
2.000 - 2.499	90	24,346,083.75	2.65%	5.827	418	68.62	716
2.500 - 2.999	340	88,941,016.99	9.68%	5.217	398	73.06	716
3.000 - 3.499	1,286	341,389,573.85	37.15%	5.175	396	74.99	708
3.500 - 3.999	1,300	339,094,827.55	36.91%	4.774	408	76.59	694
4.000 - 4.499	395	97,233,874.42	10.58%	5.222	389	81.49	695
4.500 - 4.999	80	20,979,756.81	2.28%	6.066	378	87.15	695
5.000 - 5.499	11	3,051,436.45	0.33%	7.331	405	84.39	673
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
6.000 - 6.499	1	220,500.00	0.02%	3.500	360	90.00	714
9.500 - 9.999	3,448	901,656,006.06	98.13%	5.053	400	76.03	702
10.000 -10.499	19	4,782,935.80	0.52%	7.200	370	76.46	665
10.500 -10.999	21	4,821,352.26	0.52%	6.779	389	88.08	719
11.000 -11.499	13	3,712,574.32	0.40%	5.625	366	90.60	703
11.500 -11.999	8	2,226,809.30	0.24%	6.676	382	81.69	722
12.500 -12.999	3	663,684.83	0.07%	4.206	420	80.00	679
13.000 -13.499	1	296,529.05	0.03%	8.875	359	88.66	719
13.500 -13.999	1	360,000.00	0.04%	7.500	480	80.00	692
14.000 -14.499	1	88,150.00	0.01%	4.250	360	89.95	666
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110	109	37,164,861.96	4.04%	5.351	372	72.02	705
115	3,407	881,663,679.66	95.96%	5.070	401	76.36	702
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10/01/06	3,009	787,500,487.69	85.71%	5.255	403	76.07	702
11/01/06	389	100,338,022.93	10.92%	4.410	380	76.78	697
12/01/06	98	25,708,131.00	2.80%	2.905	387	77.84	702
01/01/07	20	5,281,900.00	0.57%	2.451	363	74.48	705
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10/01/06	1	365,094.70	0.04%	7.750	468	67.88	793
01/01/07	1	391,532.08	0.04%	7.625	351	61.60	649
03/01/07	6	1,331,641.36	0.14%	7.985	353	79.82	726
04/01/07	1	136,354.73	0.01%	8.625	354	70.00	682
05/01/07	1	304,946.29	0.03%	8.125	475	70.00	679
06/01/07	5	1,090,514.61	0.12%	8.358	413	72.36	692
07/01/07	29	7,716,682.38	0.84%	7.891	404	78.08	732
08/01/07	342	89,164,208.23	9.70%	7.778	392	77.16	712
09/01/07	711	181,704,585.49	19.78%	7.755	411	75.86	708
10/01/07	2,041	538,484,186.75	58.61%	3.792	402	76.05	698
11/01/07	378	98,138,795.00	10.68%	4.421	378	76.58	697
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1	3,009	787,500,487.69	85.71%	5.255	403	76.07	702
2	389	100,338,022.93	10.92%	4.410	380	76.78	697
3	98	25,708,131.00	2.80%	2.905	387	77.84	702
4	20	5,281,900.00	0.57%	2.451	363	74.48	705
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
COUNTRYWIDE	3,516	918,828,541.62	100.00%	5.081	400	76.18	702
Total	3,516	918,828,541.62	100.00%	5.081	400	76.18	702

Group 2 Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,962,665,886	$69,575	$2,500,000
Average Scheduled Principal Balance	$592,771
Number of Mortgage Loans	3,311

Weighted Average Gross Coupon	4.726%	1.000%	9.875%
Weighted Average Original Rate	3.43%	1.00%	8.88%
Weighted Average FICO Score	713	592	824
Weighted Average Original LTV	75.22%	4.36%	96.34%
Weighted Average Total LTV (Including Silent 2nd)	80.23%	4.36%	100.00%

Weighted Average Original Term	403 months	360 months	480 months
Weighted Average Stated Remaining Term	403 months	353 months	480 months
Weighted Average Seasoning	0 months	0 months	7 months

Weighted Average Gross Margin	3.274%	0.900%	5.450%
Weighted Average Minimum Interest Rate	3.274%	0.900%	5.450%
Weighted Average Maximum Interest Rate	9.964%	9.950%	13.513%
Weighted Average Negative Amortization Limit	115	110	115
Weighted Average Months to Roll	1 months	1 months	4 months
Weighted Average Months to Pymt Roll	13 months	6 months	14 months

Maturity Date		Feb 1, 2036	Oct 1, 2046
Maximum Zip Code Concentration	0.62%	92648

ARM	100.00%	Cash Out Refinance	37.84%
		Purchase	39.33%
Negam MTA	100.00%	Rate/Term Refinance	22.83%

Not Interest Only	100.00%	Condominium	8.33%
		Cooperative	0.01%
Prepay Penalty: 0 months	26.57%	PUD	21.66%
Prepay Penalty: 6 months	0.02%	Single Family	65.43%
Prepay Penalty: 12 months	35.35%	Two-Four Family	4.58%
Prepay Penalty: 30 months	0.05%
Prepay Penalty: 36 months	38.00%	Investor	5.81%
		Primary	89.97%
First Lien	100.00%	Second Home	4.23%

Alternative Documentation	1.28%	Top 5 States:
Full Documentation	6.38%	California	62.23%
No Ratio	0.14%	Florida	9.98%
Reduced Documentation	87.03%	Illinois	3.38%
SISA	5.17%	Arizona	2.63%
		Virginia	2.63%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	3	245,324.91	0.01%	6.261	402	82.36	672
100,000.01 - 150,000.00	28	3,652,669.37	0.19%	5.864	387	80.61	696
150,000.01 - 200,000.00	66	11,798,285.49	0.60%	5.183	383	84.98	711
200,000.01 - 250,000.00	113	25,765,523.74	1.31%	5.304	384	85.89	708
250,000.01 - 300,000.00	131	36,245,246.42	1.85%	4.819	396	83.49	711
300,000.01 - 350,000.00	121	39,201,477.59	2.00%	5.134	399	84.77	704
350,000.01 - 400,000.00	158	59,666,119.60	3.04%	5.035	401	82.93	704
400,000.01 - 450,000.00	358	154,238,171.74	7.86%	4.845	398	76.73	710
450,000.01 - 500,000.00	463	220,418,316.80	11.23%	4.673	397	77.29	713
500,000.01 - 550,000.00	371	195,034,556.92	9.94%	4.610	400	76.96	712
550,000.01 - 600,000.00	309	177,699,734.51	9.05%	4.530	403	76.95	713
600,000.01 - 650,000.00	321	203,015,807.14	10.34%	4.761	407	76.09	708
650,000.01 - 700,000.00	142	95,826,980.10	4.88%	4.989	408	74.05	714
700,000.01 - 750,000.00	107	77,933,075.57	3.97%	4.473	399	73.69	712
750,000.01 - 800,000.00	86	66,982,352.05	3.41%	4.222	407	73.79	724
800,000.01 - 850,000.00	61	50,371,080.08	2.57%	4.908	411	72.32	711
850,000.01 - 900,000.00	77	67,871,931.66	3.46%	4.557	408	71.85	717
900,000.01 - 950,000.00	46	42,714,372.80	2.18%	4.894	393	72.49	721
950,000.01 - 1,000,000.00	126	124,499,753.15	6.34%	4.518	394	69.50	711
1,000,000.01 - 1,050,000.00	21	21,460,857.78	1.09%	5.590	410	68.80	733
1,050,000.01 - 1,100,000.00	16	17,342,934.14	0.88%	4.731	397	68.15	715
1,100,000.01 - 1,150,000.00	13	14,614,364.36	0.74%	5.063	434	74.04	719
1,150,000.01 - 1,200,000.00	23	27,140,847.94	1.38%	5.308	422	71.53	712
1,200,000.01 - 1,250,000.00	17	20,841,396.83	1.06%	4.326	388	67.00	733
1,250,000.01 - 1,300,000.00	31	39,559,549.52	2.02%	4.496	429	72.65	727
1,300,000.01 - 1,350,000.00	8	10,602,126.06	0.54%	4.541	390	68.86	721
1,350,000.01 - 1,400,000.00	13	17,963,799.96	0.92%	5.150	415	74.57	700
1,400,000.01 - 1,450,000.00	12	17,075,748.60	0.87%	4.675	359	73.49	714
1,450,000.01 - 1,500,000.00	34	50,633,090.19	2.58%	4.242	427	68.31	717
1,500,000.01 - 1,550,000.00	3	4,566,376.68	0.23%	7.540	478	53.34	739
1,550,000.01 - 1,600,000.00	3	4,800,000.00	0.24%	6.125	360	69.02	718
1,650,000.01 - 1,700,000.00	4	6,666,500.00	0.34%	6.575	420	76.25	698
1,750,000.01 - 1,800,000.00	3	5,324,879.06	0.27%	8.041	400	76.59	676
1,800,000.01 - 1,850,000.00	4	7,330,000.00	0.37%	3.364	390	67.90	718
1,950,000.01 - 2,000,000.00	1	2,000,000.00	0.10%	8.125	360	44.44	687
2,050,000.01 - 2,100,000.00	2	4,142,000.00	0.21%	2.251	420	79.66	749
2,150,000.01 - 2,200,000.00	3	6,572,500.00	0.33%	4.135	440	71.70	737
2,200,000.01 - 2,250,000.00	1	2,230,000.00	0.11%	2.750	480	79.64	688
2,250,000.01 - 2,300,000.00	1	2,287,500.00	0.12%	2.750	480	75.00	682
2,300,000.01 - 2,350,000.00	3	6,929,339.80	0.35%	5.964	439	66.57	712
2,350,000.01 - 2,400,000.00	4	9,575,000.00	0.49%	3.973	420	73.19	723
2,400,000.01 - 2,450,000.00	2	4,861,574.68	0.25%	5.325	419	54.40	696
2,450,000.01 - 2,500,000.00	2	4,964,720.93	0.25%	4.951	419	72.21	694
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	521	310,166,203.00	15.80%	1.166	374	73.58	721
1.500 - 1.999	483	291,890,433.06	14.87%	1.606	414	74.73	715
2.000 - 2.499	354	229,474,088.32	11.69%	2.046	398	73.10	715
2.500 - 2.999	133	91,374,103.45	4.66%	2.581	406	76.95	699
3.000 - 3.499	100	42,849,482.47	2.18%	3.148	383	85.81	713
3.500 - 3.999	29	11,166,931.81	0.57%	3.525	425	88.19	701
4.000 - 4.499	33	9,616,814.39	0.49%	4.230	384	92.57	705
4.500 - 4.999	11	3,449,447.00	0.18%	4.597	397	93.17	681
5.000 - 5.499	7	2,501,429.21	0.13%	5.104	404	89.89	691
5.500 - 5.999	5	1,893,650.93	0.10%	5.680	445	83.37	699
6.000 - 6.499	27	18,396,766.84	0.94%	6.175	400	70.20	732
6.500 - 6.999	62	48,450,046.03	2.47%	6.731	405	69.15	711
7.000 - 7.499	239	146,367,002.84	7.46%	7.233	395	73.76	723
7.500 - 7.999	725	406,616,014.58	20.72%	7.692	410	75.47	719
8.000 - 8.499	469	287,720,716.42	14.66%	8.110	417	76.07	695
8.500 - 8.999	94	54,139,352.11	2.76%	8.602	433	79.64	698
9.000 - 9.499	14	5,381,224.37	0.27%	9.097	389	92.04	688
9.500 - 9.999	5	1,212,179.34	0.06%	9.659	386	91.10	651
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Original Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	816	467,950,172.31	23.84%	3.367	372	73.93	721
1.500 - 1.999	774	455,340,849.89	23.20%	3.840	421	75.11	716
2.000 - 2.499	439	279,178,593.57	14.22%	3.113	409	73.80	715
2.500 - 2.999	153	100,713,488.66	5.13%	3.100	407	77.41	699
3.000 - 3.499	141	57,244,198.41	2.92%	4.420	385	86.98	714
3.500 - 3.999	36	13,409,655.55	0.68%	4.256	424	88.92	703
4.000 - 4.499	47	13,008,037.03	0.66%	5.482	378	92.84	703
4.500 - 4.999	23	7,688,113.56	0.39%	6.883	420	93.97	694
5.000 - 5.499	8	2,806,828.14	0.14%	5.147	399	88.81	702
5.500 - 5.999	7	4,494,465.05	0.23%	5.926	395	65.30	745
6.000 - 6.499	25	17,530,484.96	0.89%	6.238	410	71.22	723
6.500 - 6.999	65	48,027,140.58	2.45%	6.801	408	70.15	712
7.000 - 7.499	184	114,117,070.00	5.81%	7.273	398	73.19	721
7.500 - 7.999	325	205,395,391.77	10.47%	7.721	415	74.84	710
8.000 - 8.499	217	145,983,291.16	7.44%	8.130	421	75.72	684
8.500 - 8.999	51	29,778,105.53	1.52%	8.613	421	80.37	686
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
575-599	1	300,000.00	0.02%	2.250	360	80.00	592
600-624	49	25,210,020.98	1.28%	5.236	383	73.93	620
625-649	200	106,133,543.44	5.41%	4.913	411	75.19	639
650-674	475	266,555,321.82	13.58%	4.978	397	76.01	664
675-699	691	428,092,215.87	21.81%	4.840	408	75.41	687
700-724	629	373,839,735.61	19.05%	4.849	403	75.86	711
725-749	508	302,001,174.43	15.39%	4.725	405	75.84	737
750-774	427	264,464,965.24	13.47%	4.406	400	74.98	762
775-799	255	154,652,995.96	7.88%	4.133	395	71.92	786
800+	66	36,640,636.87	1.87%	4.340	411	72.49	805
None	10	4,775,275.95	0.24%	4.121	364	71.82	N/A
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	57	43,735,498.34	2.23%	4.378	379	39.17	718
50.00- 54.99	38	28,978,178.98	1.48%	4.168	403	52.16	727
55.00- 59.99	57	47,413,368.14	2.42%	3.913	389	57.61	723
60.00- 64.99	124	94,019,367.39	4.79%	4.371	392	62.63	722
65.00- 69.99	193	145,085,101.22	7.39%	4.653	400	67.94	718
70.00- 74.99	382	273,056,968.39	13.91%	4.552	402	71.79	715
75.00- 79.99	661	445,507,525.24	22.70%	4.766	407	76.71	710
80.00	1,463	770,129,267.60	39.24%	4.799	407	80.00	710
80.01- 84.99	7	3,389,473.18	0.17%	4.686	388	83.25	694
85.00- 89.99	46	19,665,960.44	1.00%	4.603	388	88.97	701
90.00- 94.99	136	48,275,821.04	2.46%	5.590	387	90.74	704
95.00- 99.99	147	43,409,356.21	2.21%	5.842	391	95.02	722
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
LTV <= 80	2,975	1,847,925,275.30	94.15%	4.679	404	74.19	713
LTV > 80 Commonwealth	65	20,870,369.51	1.06%	5.615	400	93.03	698
LTV > 80 GEMICO	41	14,019,778.12	0.71%	5.948	382	92.66	708
LTV > 80 MGIC	36	11,259,298.04	0.57%	5.113	400	92.99	725
LTV > 80 PMI	39	15,719,410.46	0.80%	5.583	392	91.14	711
LTV > 80 Radian	7	2,053,178.94	0.10%	4.178	360	92.06	718
LTV > 80 Triad Guaranty Ins. Co.	52	15,362,355.51	0.78%	5.822	366	93.97	722
LTV > 80 United Guaranty	95	35,170,280.29	1.79%	5.257	392	89.75	708
LTV > 80 Unknown	1	285,940.00	0.01%	3.500	360	95.00	664
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
No Silent Seconds	1,827	1,097,053,400.36	55.90%	4.523	397	74.13	715
Silent Second	1,484	865,612,485.81	44.10%	4.983	410	76.60	710
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	53	41,779,508.38	2.13%	4.418	379	38.97	718
50.00- 54.99	32	23,442,818.93	1.19%	3.838	402	52.06	733
55.00- 59.99	49	40,073,465.10	2.04%	3.629	395	57.23	725
60.00- 64.99	104	74,907,638.41	3.82%	4.200	386	62.22	721
65.00- 69.99	155	114,188,727.48	5.82%	4.376	395	67.32	720
70.00- 74.99	243	184,035,494.01	9.38%	4.188	400	71.13	718
75.00- 79.99	380	253,131,990.32	12.90%	4.578	398	76.26	713
80.00	577	332,783,442.99	16.96%	4.730	403	79.32	713
80.01- 84.99	75	47,715,236.85	2.43%	5.092	413	76.89	716
85.00- 89.99	325	188,172,773.50	9.59%	4.696	403	78.06	708
90.00- 94.99	1,165	616,565,841.97	31.41%	5.097	412	78.93	708
95.00- 99.99	152	45,401,660.40	2.31%	5.829	390	94.30	723
100.00	1	467,287.83	0.02%	8.375	479	80.00	678
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	2,177	1,252,486,263.40	63.82%	4.377	360	74.88	713
460	1	370,019.43	0.02%	8.000	457	80.00	752
480	1,133	709,809,603.34	36.17%	5.341	480	75.81	712
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301-360	2,177	1,252,486,263.40	63.82%	4.377	360	74.88	713
361+	1,134	710,179,622.77	36.18%	5.342	480	75.82	712
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 -20.00	66	41,363,091.00	2.11%	4.043	394	71.15	729
20.01 -25.00	108	61,230,853.68	3.12%	4.695	399	71.15	714
25.01 -30.00	198	114,735,714.86	5.85%	5.100	393	74.56	719
30.01 -35.00	442	268,891,784.49	13.70%	4.827	402	74.14	712
35.01 -40.00	803	479,079,518.02	24.41%	4.715	403	75.58	714
40.01 -45.00	807	484,770,548.00	24.70%	4.694	407	75.39	711
45.01 -50.00	535	311,140,706.52	15.85%	4.675	403	76.20	708
50.01 -55.00	313	175,265,765.17	8.93%	4.845	406	76.27	715
55.01 -60.00	29	19,655,364.45	1.00%	4.193	390	76.65	719
None	10	6,532,539.98	0.33%	2.666	381	76.93	693
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Negam MTA	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	814	521,559,051.39	26.57%	4.155	384	73.22	725
Prepay Penalty: 6 months	1	487,009.58	0.02%	2.000	359	80.00	733
Prepay Penalty: 12 months	1,157	693,868,933.23	35.35%	5.138	409	75.73	711
Prepay Penalty: 30 months	2	1,016,334.20	0.05%	4.791	424	64.81	717
Prepay Penalty: 36 months	1,337	745,734,557.77	38.00%	4.745	411	76.15	706
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	56	25,148,070.73	1.28%	5.125	404	80.95	715
Full Documentation	220	125,255,374.59	6.38%	4.155	387	75.25	713
No Ratio	4	2,715,190.00	0.14%	1.348	382	78.16	670
Reduced Documentation	2,821	1,708,072,051.91	87.03%	4.799	405	75.27	713
SISA	210	101,475,198.94	5.17%	4.200	392	72.83	718
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	1,115	742,767,925.92	37.84%	4.782	405	72.26	709
Purchase	1,523	771,876,519.52	39.33%	4.828	402	79.14	717
Rate/Term Refinance	673	448,021,440.73	22.83%	4.458	400	73.36	712
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2-4 Family	135	89,828,016.28	4.58%	5.130	396	74.22	716
Co-Op	1	164,000.00	0.01%	1.250	360	80.00	757
Condominium	323	163,461,428.62	8.33%	4.503	403	77.44	716
PUD	676	425,073,516.47	21.66%	4.975	407	75.44	714
Single Family	2,176	1,284,138,924.80	65.43%	4.645	402	74.93	712
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investor	178	113,987,340.60	5.81%	5.825	405	70.80	723
Primary	3,011	1,765,745,379.13	89.97%	4.652	402	75.55	712
Second Home	122	82,933,166.44	4.23%	4.791	412	74.18	723
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	4	2,479,156.00	0.13%	4.928	389	70.81	712
Alaska	2	1,358,909.89	0.07%	8.259	359	78.74	711
Arizona	93	51,706,355.08	2.63%	5.967	403	76.41	713
California	1,957	1,221,284,382.98	62.23%	4.907	411	74.82	713
Colorado	21	14,320,051.03	0.73%	5.117	386	69.88	717
Connecticut	10	8,328,552.52	0.42%	5.092	374	73.66	692
Delaware	2	2,010,000.00	0.10%	7.734	360	68.37	681
District of Columbia	3	2,188,049.08	0.11%	3.093	379	75.95	689
Florida	374	195,798,710.95	9.98%	4.343	397	76.46	708
Georgia	15	5,833,543.50	0.30%	3.634	400	81.73	701
Hawaii	14	12,230,414.73	0.62%	6.311	432	69.04	725
Idaho	15	7,488,874.93	0.38%	5.402	423	76.23	715
Illinois	103	66,312,725.68	3.38%	2.646	371	71.75	729
Indiana	3	410,605.89	0.02%	5.849	359	79.54	703
Kansas	2	713,981.40	0.04%	7.666	359	84.17	695
Kentucky	2	1,184,500.00	0.06%	5.864	360	79.93	675
Louisiana	2	1,055,000.00	0.05%	1.642	480	71.65	706
Maryland	60	37,059,483.69	1.89%	3.861	394	76.69	707
Massachusetts	25	15,723,193.06	0.80%	5.146	380	73.89	700
Michigan	34	17,261,850.99	0.88%	2.759	385	74.03	726
Minnesota	17	8,122,700.32	0.41%	5.171	388	76.73	704
Missouri	6	3,319,668.12	0.17%	2.761	369	71.02	740
Montana	2	665,600.00	0.03%	5.527	360	80.00	698
Nevada	76	37,189,862.08	1.89%	4.892	404	79.02	714
New Hampshire	1	484,682.82	0.02%	7.750	357	80.00	775
New Jersey	87	45,423,764.35	2.31%	4.313	386	79.23	718
New Mexico	3	919,646.77	0.05%	2.401	360	79.31	719
New York	73	40,557,404.98	2.07%	4.354	384	74.70	707
North Carolina	21	13,711,884.11	0.70%	3.395	395	69.64	713
Ohio	13	6,781,175.00	0.35%	4.278	360	79.66	708
Oregon	21	10,210,217.83	0.52%	5.785	403	76.73	705
Pennsylvania	25	6,912,683.22	0.35%	4.990	379	86.55	704
Rhode Island	1	314,880.41	0.02%	7.875	479	95.00	717
South Carolina	10	5,217,988.85	0.27%	3.224	393	74.22	689
Tennessee	3	1,928,273.82	0.10%	5.472	391	82.76	695
Texas	10	3,481,835.47	0.18%	6.120	382	81.45	730
Utah	31	17,106,006.51	0.87%	4.676	383	78.15	701
Virginia	89	51,654,625.88	2.63%	5.051	389	75.56	713
Washington	76	41,580,747.10	2.12%	4.215	378	76.51	729
Wisconsin	5	2,333,897.13	0.12%	3.443	360	80.60	750
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.001 - 0.999	1	305,398.93	0.02%	5.500	359	80.00	792
1.000 - 1.499	8	5,585,054.03	0.28%	5.526	381	65.23	742
1.500 - 1.999	34	24,366,925.74	1.24%	6.177	406	72.32	727
2.000 - 2.499	111	78,105,162.17	3.98%	5.173	399	70.23	720
2.500 - 2.999	630	369,570,568.09	18.83%	5.023	395	73.78	723
3.000 - 3.499	1,425	822,398,446.27	41.90%	4.783	404	75.51	715
3.500 - 3.999	896	554,657,404.07	28.26%	4.150	406	75.66	705
4.000 - 4.499	180	98,799,774.54	5.03%	5.433	415	79.43	694
4.500 - 4.999	20	7,372,931.60	0.38%	6.474	394	91.90	675
5.000 - 5.499	6	1,504,220.73	0.08%	8.321	395	91.98	657
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.001 - 0.999	1	305,398.93	0.02%	5.500	359	80.00	792
1.000 - 1.499	8	5,585,054.03	0.28%	5.526	381	65.23	742
1.500 - 1.999	34	24,366,925.74	1.24%	6.177	406	72.32	727
2.000 - 2.499	111	78,105,162.17	3.98%	5.173	399	70.23	720
2.500 - 2.999	630	369,570,568.09	18.83%	5.023	395	73.78	723
3.000 - 3.499	1,425	822,398,446.27	41.90%	4.783	404	75.51	715
3.500 - 3.999	896	554,657,404.07	28.26%	4.150	406	75.66	705
4.000 - 4.499	180	98,799,774.54	5.03%	5.433	415	79.43	694
4.500 - 4.999	20	7,372,931.60	0.38%	6.474	394	91.90	675
5.000 - 5.499	6	1,504,220.73	0.08%	8.321	395	91.98	657
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
9.500 - 9.999	3,259	1,938,695,496.99	98.78%	4.716	403	75.16	713
10.000 -10.499	16	8,116,315.12	0.41%	6.040	371	76.16	698
10.500 -10.999	14	6,465,688.29	0.33%	5.357	386	86.22	710
11.000 -11.499	15	5,409,851.02	0.28%	5.533	384	81.48	726
11.500 -11.999	1	975,000.00	0.05%	1.750	360	67.24	767
12.000 -12.499	2	951,284.75	0.05%	2.250	429	82.23	672
13.000 -13.499	3	1,402,250.00	0.07%	7.715	402	75.88	702
13.500 -13.999	1	650,000.00	0.03%	7.250	480	76.47	713
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110	84	46,643,700.63	2.38%	4.780	382	74.80	711
115	3,227	1,916,022,185.54	97.62%	4.725	404	75.23	713
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10/01/06	2,741	1,598,374,470.44	81.44%	5.095	409	75.81	710
11/01/06	341	206,619,098.73	10.53%	3.871	381	73.87	711
12/01/06	203	140,575,488.00	7.16%	2.119	371	70.60	741
01/01/07	26	17,096,829.00	0.87%	2.010	373	73.92	738
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
03/01/07	4	1,887,353.25	0.10%	8.138	353	82.39	705
05/01/07	1	221,672.50	0.01%	8.500	355	80.00	613
06/01/07	3	1,521,427.82	0.08%	7.810	356	83.60	726
07/01/07	29	19,006,255.09	0.97%	7.919	415	74.17	725
08/01/07	354	197,246,377.24	10.05%	7.416	409	75.77	725
09/01/07	605	335,354,443.87	17.09%	7.086	405	75.41	718
10/01/07	2,012	1,228,179,779.40	62.58%	3.679	404	75.12	710
11/01/07	303	179,248,577.00	9.13%	4.124	384	74.86	708
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1	2,741	1,598,374,470.44	81.44%	5.095	409	75.81	710
2	341	206,619,098.73	10.53%	3.871	381	73.87	711
3	203	140,575,488.00	7.16%	2.119	371	70.60	741
4	26	17,096,829.00	0.87%	2.010	373	73.92	738
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
COUNTRYWIDE	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713
Total	3,311	1,962,665,886.17	100.00%	4.726	403	75.22	713

HarborView Mortgage Loan Pass-Through
Certificates

Series 2006-9

Exhibit A

Table of Contents

The Originator - Page 1

Countrywide Home Loans, Inc.

 The Servicer - Page 9

Countrywide Home Loans Servicing LP

The Trustee - Page 13

Deutsche Bank National Trust Company

The Certificate Insurer - Page 14

Ambac Capital Assurance

The Cap Provider- Page 16

The Bank of New York

THE ORIGINATOR

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under [“—Underwriting Standards—General”].

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See [“—Underwriting Standards—General” in this prospectus supplement.]

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

1

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

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Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

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A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

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For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

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The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

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Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

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Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

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SERVICING DISCLOSURE

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

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Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production

	Ten Months Ended December 31,	Years Ended December 31,				Six Months Ended June 30,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans
Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans
Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans
Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans
Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans
Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$220,027
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%
__________

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

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Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

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If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

STATIC POOL DATA

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at

http://www.countrywidedealsdata.com/?CWDD=01200608.

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THE TRUSTEE

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders of the certificates or as custodian.

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THE INSURANCE POLICY PROVIDER

General

Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc.(“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2004, December 31, 2005 and June 30, 2006 in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2004	December 31, 2005	June 30, 2006
			(unaudited)

Unearned premiums	$2,783	$2,966	$3,052
Long -term debt	1,074	1,042	972
Other liabilities	2,199	1,996	1,770
Total liabilities	6,056	6,004	5,794
Stockholder's equity
Common stock	82	82	82
Additional paid-in capital	1,233	1,453	1,467
Accumulated other comprehensive income	238	137	10
Retained earnings	4,094	4,499	4,875
Total stockholder's equity	5,647	6,171	6,434
Total liabilities and stockholder's equity	$11,703	$12,175	$12,228

There has been no material adverse change in the capitalization of Ambac and subsidiaries from June 30, 2006 to the date of this Free Writing Prospectus.

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For additional financial information concerning Ambac, please refer to Ambac’s website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 13, 2006; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended March 31, 2006 (which was filed with the Commission on May 10, 2006), Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated and filed on July 26, 2006; and Ambac Financial Group’s Current Report on Form 8-K dated July 25, 2006 and filed on July 26, 2006 as they relate to Ambac Assurance Corporation. Such financial information regarding Ambac shall be deemed to be made a part of this Free Writing Prospectus.

Copies of all information regarding Ambac that is referenced in this Free Writing Prospectus can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the consolidated financial statements of Ambac referenced herein and copies of Ambac’s annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

Ambac makes no representation regarding the Notes or the advisability of investing in the Notes. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this Free Writing Prospectus, other than the information supplied by Ambac and presented, included or referenced in this Free Writing Prospectus under the heading “Ambac Assurance Corporation.”

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

15

THE CAP PROVIDER

The Cap Provider is The Bank of New York. Founded in 1784, The Bank of New York is headquartered in New York, NY and is the principal subsidiary of The Bank of New York Company, Inc. The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Bank of New York Company, Inc’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. As of the date hereof, the long-term senior unsecured debt of The Bank of New York is rated, “Aa2” (not on credit watch) by Moody's, “AA-“(outlook stable) by S&P and “AA-“(outlook stable) by Fitch.

Said ratings are based on information obtained by the applicable rating agency from The Bank of New York and other sources, and may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, by the rating agency issuing said rating. Said ratings are opinions and information of the applicable rating agency No assurance is given that any of the ratings described above will remain in effect for any given period of time or that such ratings will not be lowered or withdrawn.

16

HarborView Mortgage Loan Pass-Through Certificates 2006-9

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables were determined based on the assumptions listed below.

•	Each Loan Group of Mortgage Loans will have the characteristics set forth in the table below.

•	Distributions on the certificates are received, in cash, on the 19th day of each month, commencing in October 2006.

•	The mortgage loans prepay at the related constant percentages of CPR.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in October 2006 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in September 2006 and include 30 days' interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity.

•	Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in this prospectus supplement.

•	The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

•	MTA and 1-Month LIBOR are 4.664% and 5.330%, respectively.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on October 4, 2006.

•	The Class 2A-1B2 Certificates will have an insurance premium of 0.08%.

Assumed Mortgage Loan Characteristics

The Group 1 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Rate Adjustment Frequency (Months)	Months to Next Rate Adjustment Date	Payment Adjustment Frequency (Months)	Months to Next Payment Adjustment Date	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)
1	102,427,477.52	5.14527	0.44516	MTA	1	1	12	13	3.29479	9.96296	3.29479	360	359	7.500	114.75849	382,996.14
2	160,033,108.65	5.17533	0.44426	MTA	1	1	12	13	3.60128	9.97409	3.60128	360	360	7.500	114.84114	606,283.55
3	720,174.82	5.14373	0.37560	MTA	1	1	12	12	2.96071	9.95000	2.96071	360	359	7.500	115.00000	2,534.02
4	345,339,354.42	4.61969	0.45745	MTA	1	1	12	13	3.47454	9.97832	3.47454	360	360	7.500	114.66665	1,312,253.45
5	40,892,609.11	5.25143	0.41901	MTA	1	1	12	13	3.35332	9.95583	3.35332	480	480	7.500	114.83862	125,035.40
6	104,304,826.49	6.08290	0.42105	MTA	1	1	12	12	3.48178	9.97265	3.48178	480	479	7.500	114.98138	324,943.60
7	165,110,990.61	5.23850	0.40375	MTA	1	1	12	13	3.40352	9.96138	3.40352	480	480	7.500	114.92730	511,559.71

The Group 2 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Rate Adjustment Frequency (Months)	Months to Next Rate Adjustment Date	Payment Adjustment Frequency (Months)	Months to Next Payment Adjustment Date	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)
1	414,990,168.85	3.96882	0.39374	MTA	1	2	12	13	3.30000	9.96604	3.30000	360	360	7.500	114.86602	1,500,285.30
2	487,009.58	2.00000	0.37560	MTA	1	2	12	12	3.80000	9.95000	3.80000	360	359	7.500	115.00000	1,803.75
3	409,432,937.95	4.62937	0.39973	MTA	1	1	12	13	3.22431	9.96525	3.22431	360	360	7.500	114.91431	1,438,357.01
4	462,701.00	1.25000	0.37560	MTA	1	1	12	13	2.32500	9.95000	2.32500	360	360	7.500	115.00000	1,541.96
5	427,113,446.02	4.53754	0.41657	MTA	1	1	12	13	3.24963	9.96419	3.24963	360	360	7.500	114.76999	1,527,600.28
6	370,019.43	8.00000	0.37560	MTA	1	1	12	10	3.40000	9.95000	3.40000	460	457	7.500	115.00000	1,007.32
7	106,198,863.11	4.86875	0.39965	MTA	1	1	12	13	3.22709	9.95000	3.22709	480	479	7.500	114.94553	314,035.54
8	284,435,995.28	5.86897	0.39007	MTA	1	1	12	13	3.36058	9.97053	3.36058	480	480	7.500	114.97158	835,212.50
9	553,633.20	7.75000	0.37560	MTA	1	1	12	11	3.17500	9.95000	3.17500	480	478	7.500	115.00000	1,531.38
10	318,621,111.75	5.02252	0.38787	MTA	1	1	12	13	3.27425	9.95745	3.27425	480	480	7.500	114.90451	945,591.85

Weighted Average Lives	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1A
WAL	5.59	4.07	3.13	2.50	1.69
Mod Durn 30360	4.33	3.32	2.65	2.18	1.52
Principal Window Begin	1	1	1	1	1
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1A
WAL	5.99	4.40	3.39	2.72	1.83
Mod Durn 30360	4.48	3.48	2.80	2.30	1.62
Principal Window Begin	1	1	1	1	1
Principal Window End	330	267	216	178	126

	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1B1
WAL	5.59	4.07	3.13	2.50	1.69
Mod Durn 30360	4.32	3.32	2.65	2.17	1.52
Principal Window Begin	1	1	1	1	1
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1B1
WAL	5.99	4.40	3.39	2.72	1.83
Mod Durn 30360	4.47	3.47	2.79	2.30	1.62
Principal Window Begin	1	1	1	1	1
Principal Window End	330	267	216	178	126

Weighted Average Lives	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1B2
WAL	5.59	4.07	3.13	2.50	1.69
Mod Durn 30360	4.31	3.32	2.65	2.17	1.52
Principal Window Begin	1	1	1	1	1
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1B2
WAL	5.99	4.40	3.39	2.72	1.83
Mod Durn 30360	4.46	3.47	2.79	2.30	1.62
Principal Window Begin	1	1	1	1	1
Principal Window End	330	267	216	178	126

Weighted Average Lives	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1C1
WAL	5.59	4.07	3.13	2.50	1.69
Mod Durn 30360	4.31	3.31	2.64	2.17	1.52
Principal Window Begin	1	1	1	1	1
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1C1
WAL	5.99	4.40	3.39	2.72	1.83
Mod Durn 30360	4.46	3.47	2.79	2.30	1.62
Principal Window Begin	1	1	1	1	1
Principal Window End	330	267	216	178	126

Weighted Average Lives	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1C2
WAL	5.59	4.07	3.13	2.50	1.69
Mod Durn 30360	4.33	3.32	2.65	2.18	1.52
Principal Window Begin	1	1	1	1	1
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1C2
WAL	5.99	4.40	3.39	2.72	1.83
Mod Durn 30360	4.48	3.48	2.80	2.30	1.62
Principal Window Begin	1	1	1	1	1
Principal Window End	330	267	216	178	126

	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-1
WAL	9.68	7.50	6.03	4.98	3.89
Mod Durn 30360	7.07	5.85	4.91	4.18	3.38
Principal Window Begin	75	57	44	37	40
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-1
WAL	10.40	8.07	6.49	5.35	4.20
Mod Durn 30360	7.34	6.12	5.16	4.40	3.60
Principal Window Begin	75	57	44	37	40
Principal Window End	250	192	152	125	88

Weighted Average Lives	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-2
WAL	9.66	7.48	6.03	4.98	3.83
Mod Durn 30360	7.05	5.83	4.90	4.17	3.33
Principal Window Begin	74	57	44	37	39
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-2
WAL	10.28	7.97	6.41	5.29	4.09
Mod Durn 30360	7.29	6.07	5.12	4.37	3.52
Principal Window Begin	74	57	44	37	39
Principal Window End	233	178	141	115	81

	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-3
WAL	9.66	7.48	6.03	4.98	3.81
Mod Durn 30360	7.04	5.82	4.90	4.17	3.31
Principal Window Begin	74	57	44	37	39
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-3
WAL	10.17	7.88	6.35	5.23	4.04
Mod Durn 30360	7.24	6.02	5.08	4.33	3.47
Principal Window Begin	74	57	44	37	39
Principal Window End	214	163	128	105	74

Weighted Average Lives	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-4
WAL	9.66	7.48	6.02	4.98	3.78
Mod Durn 30360	6.98	5.78	4.86	4.15	3.28
Principal Window Begin	73	57	44	37	38
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-4
WAL	10.01	7.75	6.24	5.15	3.99
Mod Durn 30360	7.12	5.92	4.99	4.26	3.43
Principal Window Begin	73	57	44	37	38
Principal Window End	206	156	124	101	73

	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-5
WAL	9.58	7.42	5.98	4.94	3.76
Mod Durn 30360	6.91	5.73	4.82	4.11	3.26
Principal Window Begin	73	57	44	37	37
Principal Window End	169	127	100	82	58

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-5
WAL	9.64	7.46	6.01	4.96	3.84
Mod Durn 30360	6.94	5.75	4.84	4.13	3.31
Principal Window Begin	73	57	44	37	37
Principal Window End	182	137	108	88	67

Weighted Average Lives	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-6
Price	99-02	99-02	99-02	99-02	99-02
WAL	8.82	6.83	5.56	4.69	3.53
Mod Durn 30360	6.37	5.28	4.47	3.87	3.04
Principal Window Begin	73	57	44	37	37
Principal Window End	153	115	90	74	57

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-6
Price	99-02	99-02	99-02	99-02	99-02
WAL	8.82	6.83	5.56	4.69	3.53
Mod Durn 30360	6.37	5.28	4.47	3.87	3.04
Principal Window Begin	73	57	44	37	37
Principal Window End	153	115	90	74	57

Weighted Average Lives	(To Call)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-7
Price	98-07	98-07	98-07	98-07	98-07
WAL	6.97	5.71	4.70	3.79	3.07
Mod Durn 30360	5.22	4.47	3.80	3.17	2.64
Principal Window Begin	73	57	44	37	37
Principal Window End	109	81	72	59	41

	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-7
Price	98-07	98-07	98-07	98-07	98-07
WAL	6.97	5.71	4.70	3.79	3.07
Mod Durn 30360	5.22	4.47	3.80	3.17	2.64
Principal Window Begin	73	57	44	37	37
Principal Window End	109	81	72	59	41

Excess Spread

Period	FWD 1 Month LIBOR (%)	FWD 1 Month MTA (%)	Excess Spread Under STATIC LIBOR/MTA (%)(1,2,3,4,5)	Excess Spread Under FORWARD LIBOR/MTA (%) (1,2,3,5)	Period	FWD 1 Month LIBOR (%)	FWD 1 Month MTA (%)	Excess Spread Under STATIC LIBOR/MTA (%)(1,2,3,4,5)	Excess Spread Under FORWARD LIBOR/MTA (%) (1,2,3,5)
1	5.330	4.664	N/A	N/A	53	4.963	4.525	2.14	2.16
2	5.352	4.746	1.25	1.23	54	4.972	4.528	2.74	2.75
3	5.344	4.806	2.02	2.08	55	4.980	4.530	2.23	2.25
4	5.301	4.851	1.83	2.00	56	4.986	4.532	2.40	2.42
5	5.268	4.892	1.83	2.08	57	4.992	4.534	2.23	2.26
6	5.213	4.920	2.39	2.72	58	4.995	4.536	2.41	2.43
7	5.140	4.923	1.83	2.28	59	4.997	4.537	2.24	2.27
8	5.071	4.914	2.01	2.53	60	4.998	4.539	2.23	2.27
9	5.008	4.890	1.83	2.41	61	5.002	4.541	2.40	2.44
10	4.957	4.855	2.01	2.61	62	5.009	4.543	2.24	2.28
11	4.925	4.802	1.83	2.43	63	5.017	4.546	2.41	2.45
12	4.919	4.742	1.83	2.39	64	5.023	4.549	2.24	2.29
13	4.908	4.696	2.01	2.51	65	5.029	4.552	2.25	2.29
14	4.874	4.657	1.83	2.33	66	5.034	4.555	2.58	2.63
15	4.841	4.616	2.01	2.49	67	5.038	4.559	2.24	2.30
16	4.811	4.575	1.83	2.31	68	5.041	4.563	2.42	2.48
17	4.784	4.536	1.83	2.30	69	5.043	4.567	2.25	2.32
18	4.760	4.500	2.20	2.62	70	5.045	4.571	2.43	2.49
19	4.739	4.469	1.83	2.27	71	5.045	4.575	2.27	2.34
20	4.722	4.442	2.01	2.42	72	5.044	4.579	2.26	2.34
21	4.710	4.419	1.82	2.24	73	5.043	4.583	2.44	2.52
22	4.702	4.400	2.01	2.39	74	5.044	4.587	2.29	2.38
23	4.700	4.385	1.82	2.21	75	5.045	4.590	2.47	2.56
24	4.702	4.374	1.82	2.19	76	5.046	4.594	2.30	2.41
25	4.711	4.365	2.01	2.33	77	5.048	4.597	2.31	2.42
26	4.722	4.360	1.82	2.15	78	5.049	4.599	2.81	2.91
27	4.734	4.358	2.01	2.30	79	5.052	4.602	2.31	2.43
28	4.746	4.359	1.82	2.11	80	5.054	4.604	2.49	2.60
29	4.758	4.361	1.82	2.10	81	5.057	4.606	2.33	2.45
30	4.769	4.366	2.38	2.60	82	5.061	4.608	2.50	2.62
31	4.779	4.373	1.82	2.09	83	5.065	4.610	2.34	2.47
32	4.787	4.380	2.01	2.25	84	5.069	4.612	2.34	2.47
33	4.793	4.389	1.82	2.09	85	5.073	4.613	2.17	2.36
34	4.796	4.398	2.01	2.26	86	5.076	4.615	1.99	2.20
35	4.796	4.407	1.82	2.10	87	5.079	4.617	2.18	2.37
36	4.793	4.417	1.82	2.11	88	5.082	4.619	2.01	2.21
37	4.800	4.426	2.00	2.28	89	5.085	4.621	2.01	2.21
38	4.819	4.436	1.82	2.10	90	5.088	4.623	2.56	2.73
39	4.837	4.445	2.00	2.26	91	5.091	4.625	2.03	2.22
40	4.854	4.453	1.82	2.08	92	5.095	4.627	2.21	2.40
41	4.869	4.461	1.82	2.08	93	5.098	4.629	2.04	2.23
42	4.883	4.469	2.37	2.58	94	5.101	4.632	2.22	2.41
43	4.895	4.476	1.81	2.06	95	5.104	4.634	2.05	2.24
44	4.904	4.483	2.00	2.23	96	5.107	4.636	2.06	2.25
45	4.911	4.490	1.82	2.06	97	5.111	4.639	2.24	2.42
46	4.916	4.496	2.00	2.24	98	5.114	4.641	2.07	2.26
47	4.917	4.501	1.82	2.07	99	5.117	4.643	2.26	2.44
48	4.915	4.507	1.82	2.08	100	5.120	4.646	N/A	N/A
49	4.919	4.511	2.01	2.26
50	4.931	4.515	1.83	2.08
51	4.943	4.519	2.01	2.25
52	4.954	4.522	2.14	2.16

(1)
The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% ARM PPC and 100% FRM to the Clean-up Call Date (30/360 basis).

(2)	There is a 45 day look back period on the collateral.
(3)
Calculated as (a) interest collections on the collateral (net of the trust expense fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period, multiplied by 12.

(4)	Assumes 1 month LIBOR stays at 5.330% and 1 month MTA stays at 4.664%.
(5)	Assumes proceeds from the Yield Maintenance Agreement are included.

The Class 1A-1A, Class 2-A1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Subordinate Certificates Available Funds Schedule(1) (2)

Period	Available Funds Cap	Period	Available Funds Cap	Period	Available Funds Cap
1	N/A	41	9.247	81	9.247
2	6.783	42	10.237	82	9.555
3	9.555	43	9.247	83	9.247
4	9.247	44	9.555	84	9.247
5	9.247	45	9.247	85	9.555
6	10.237	46	9.555	86	9.247
7	9.247	47	9.247	87	9.555
8	9.555	48	9.247	88	9.247
9	9.247	49	9.555	89	9.247
10	9.555	50	9.247	90	10.237
11	9.247	51	9.555	91	9.247
12	9.247	52	9.247	92	9.555
13	9.555	53	9.247	93	9.247
14	9.247	54	10.237	94	9.555
15	9.555	55	9.247	95	9.247
16	9.247	56	9.555	96	9.247
17	9.247	57	9.247	97	9.555
18	9.884	58	9.555	98	9.247
19	9.247	59	9.247	99	9.555
20	9.555	60	9.247	100	9.247
21	9.247	61	9.555
22	9.555	62	9.247
23	9.247	63	9.555
24	9.247	64	9.247
25	9.555	65	9.247
26	9.247	66	9.884
27	9.555	67	9.247
28	9.247	68	9.555
29	9.247	69	9.247
30	10.237	70	9.555
31	9.247	71	9.247
32	9.555	72	9.247
33	9.247	73	9.555
34	9.555	74	9.247
35	9.247	75	9.555
36	9.247	76	9.247
37	9.555	77	9.247
38	9.247	78	10.237
39	9.555	79	9.247
40	9.247	80	9.555

(1) MTA/LIBOR adjust to 20% in the second period.
(2) There is a 45 day look back period on the collateral.

The Class 2-A1C2 Certificates Available Funds Schedule*

Period	Available Funds Cap	Period	Available Funds Cap	Period	Available Funds Cap
1	N/A	41	10.000	81	10.000
2	10.000	42	10.000	82	10.000
3	10.000	43	10.000	83	10.000
4	10.000	44	10.000	84	10.000
5	10.000	45	10.000	85	10.000
6	10.000	46	10.000	86	10.000
7	10.000	47	10.000	87	10.000
8	10.000	48	10.000	88	10.000
9	10.000	49	10.000	89	10.000
10	10.000	50	10.000	90	10.000
11	10.000	51	10.000	91	10.000
12	10.000	52	10.000	92	10.000
13	10.000	53	10.000	93	10.000
14	10.000	54	10.000	94	10.000
15	10.000	55	10.000	95	10.000
16	10.000	56	10.000	96	10.000
17	10.000	57	10.000	97	10.000
18	10.000	58	10.000	98	10.000
19	10.000	59	10.000	99	10.000
20	10.000	60	10.000	100	10.000
21	10.000	61	10.000
22	10.000	62	10.000
23	10.000	63	10.000
24	10.000	64	10.000
25	10.000	65	10.000
26	10.000	66	10.000
27	10.000	67	10.000
28	10.000	68	10.000
29	10.000	69	10.000
30	10.000	70	10.000
31	10.000	71	10.000
32	10.000	72	10.000
33	10.000	73	10.000
34	10.000	74	10.000
35	10.000	75	10.000
36	10.000	76	10.000
37	10.000	77	10.000
38	10.000	78	10.000
39	10.000	79	10.000
40	10.000	80	10.000

(1) MTA/LIBOR adjust to 20% in the second period.
(2) There is a 45 day look back period on the collateral.

Percent of Original Certificate Principal Balance Outstanding

	Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 19, 2007	87	81	75	70	58
September 19, 2008	76	66	57	48	32
September 19, 2009	65	53	42	32	16
September 19, 2010	55	41	31	23	13
September 19, 2011	45	31	23	16	7
September 19, 2012	36	25	17	11	4
September 19, 2013	32	21	13	8	3
September 19, 2014	27	16	10	6	1
September 19, 2015	22	13	7	4	1
September 19, 2016	19	10	5	3	*
September 19, 2017	16	8	4	2	0
September 19, 2018	13	6	3	1	0
September 19, 2019	11	5	2	1	0
September 19, 2020	9	4	1	*	0
September 19, 2021	8	3	1	0	0
September 19, 2022	6	2	*	0	0
September 19, 2023	5	2	*	0	0
September 19, 2024	4	1	0	0	0
September 19, 2025	3	1	0	0	0
September 19, 2026	3	*	0	0	0
September 19, 2027	2	*	0	0	0
September 19, 2028	2	*	0	0	0
September 19, 2029	1	0	0	0	0
September 19, 2030	1	0	0	0	0
September 19, 2031	1	0	0	0	0
September 19, 2032	*	0	0	0	0
September 19, 2033	*	0	0	0	0
September 19, 2034	0	0	0	0	0
September 19, 2035	0	0	0	0	0
September 19, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.99	4.40	3.39	2.72	1.83
Years to Optional Termination	5.59	4.07	3.13	2.50	1.69
* Less that 0.5%, but greater than zero.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-1 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 19, 2007	100	100	100	100	100
September 19, 2008	100	100	100	100	100
September 19, 2009	100	100	100	100	100
September 19, 2010	100	100	90	69	37
September 19, 2011	100	93	67	48	22
September 19, 2012	100	74	50	33	13
September 19, 2013	71	47	30	18	4
September 19, 2014	60	37	22	13	0
September 19, 2015	50	29	16	9	0
September 19, 2016	42	23	12	3	0
September 19, 2017	35	18	9	0	0
September 19, 2018	29	14	5	0	0
September 19, 2019	24	11	0	0	0
September 19, 2020	20	9	0	0	0
September 19, 2021	17	6	0	0	0
September 19, 2022	14	0	0	0	0
September 19, 2023	11	0	0	0	0
September 19, 2024	9	0	0	0	0
September 19, 2025	8	0	0	0	0
September 19, 2026	4	0	0	0	0
September 19, 2027	0	0	0	0	0
September 19, 2028	0	0	0	0	0
September 19, 2029	0	0	0	0	0
September 19, 2030	0	0	0	0	0
September 19, 2031	0	0	0	0	0
September 19, 2032	0	0	0	0	0
September 19, 2033	0	0	0	0	0
September 19, 2034	0	0	0	0	0
September 19, 2035	0	0	0	0	0
September 19, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.40	8.07	6.49	5.35	4.20
Years to Optional Termination	9.68	7.50	6.03	4.98	3.89
(1)  Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-2 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 19, 2007	100	100	100	100	100
September 19, 2008	100	100	100	100	100
September 19, 2009	100	100	100	100	100
September 19, 2010	100	100	90	69	37
September 19, 2011	100	93	67	48	22
September 19, 2012	100	74	50	33	13
September 19, 2013	71	47	30	18	0
September 19, 2014	60	37	22	13	0
September 19, 2015	50	29	16	6	0
September 19, 2016	42	23	12	0	0
September 19, 2017	35	18	6	0	0
September 19, 2018	29	14	0	0	0
September 19, 2019	24	11	0	0	0
September 19, 2020	20	6	0	0	0
September 19, 2021	17	0	0	0	0
September 19, 2022	14	0	0	0	0
September 19, 2023	11	0	0	0	0
September 19, 2024	8	0	0	0	0
September 19, 2025	2	0	0	0	0
September 19, 2026	0	0	0	0	0
September 19, 2027	0	0	0	0	0
September 19, 2028	0	0	0	0	0
September 19, 2029	0	0	0	0	0
September 19, 2030	0	0	0	0	0
September 19, 2031	0	0	0	0	0
September 19, 2032	0	0	0	0	0
September 19, 2033	0	0	0	0	0
September 19, 2034	0	0	0	0	0
September 19, 2035	0	0	0	0	0
September 19, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.28	7.97	6.41	5.29	4.09
Years to Optional Termination	9.66	7.48	6.03	4.98	3.83
(1) Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-3 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 19, 2007	100	100	100	100	100
September 19, 2008	100	100	100	100	100
September 19, 2009	100	100	100	100	100
September 19, 2010	100	100	90	69	37
September 19, 2011	100	93	67	48	22
September 19, 2012	100	74	50	33	13
September 19, 2013	71	47	30	18	0
September 19, 2014	60	37	22	13	0
September 19, 2015	50	29	16	0	0
September 19, 2016	42	23	12	0	0
September 19, 2017	35	18	0	0	0
September 19, 2018	29	14	0	0	0
September 19, 2019	24	11	0	0	0
September 19, 2020	20	0	0	0	0
September 19, 2021	17	0	0	0	0
September 19, 2022	14	0	0	0	0
September 19, 2023	11	0	0	0	0
September 19, 2024	0	0	0	0	0
September 19, 2025	0	0	0	0	0
September 19, 2026	0	0	0	0	0
September 19, 2027	0	0	0	0	0
September 19, 2028	0	0	0	0	0
September 19, 2029	0	0	0	0	0
September 19, 2030	0	0	0	0	0
September 19, 2031	0	0	0	0	0
September 19, 2032	0	0	0	0	0
September 19, 2033	0	0	0	0	0
September 19, 2034	0	0	0	0	0
September 19, 2035	0	0	0	0	0
September 19, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.17	7.88	6.35	5.23	4.04
Years to Optional Termination	9.66	7.48	6.03	4.98	3.81
(1) Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-4 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 19, 2007	100	100	100	100	100
September 19, 2008	100	100	100	100	100
September 19, 2009	100	100	100	100	100
September 19, 2010	100	100	90	69	37
September 19, 2011	100	93	67	48	22
September 19, 2012	100	74	50	33	6
September 19, 2013	71	47	30	18	0
September 19, 2014	60	37	22	5	0
September 19, 2015	50	29	16	0	0
September 19, 2016	42	23	3	0	0
September 19, 2017	35	18	0	0	0
September 19, 2018	29	9	0	0	0
September 19, 2019	24	0	0	0	0
September 19, 2020	20	0	0	0	0
September 19, 2021	17	0	0	0	0
September 19, 2022	9	0	0	0	0
September 19, 2023	1	0	0	0	0
September 19, 2024	0	0	0	0	0
September 19, 2025	0	0	0	0	0
September 19, 2026	0	0	0	0	0
September 19, 2027	0	0	0	0	0
September 19, 2028	0	0	0	0	0
September 19, 2029	0	0	0	0	0
September 19, 2030	0	0	0	0	0
September 19, 2031	0	0	0	0	0
September 19, 2032	0	0	0	0	0
September 19, 2033	0	0	0	0	0
September 19, 2034	0	0	0	0	0
September 19, 2035	0	0	0	0	0
September 19, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.01	7.75	6.24	5.15	3.99
Years to Optional Termination	9.66	7.48	6.02	4.98	3.78
(1) Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-5 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 19, 2007	100	100	100	100	100
September 19, 2008	100	100	100	100	100
September 19, 2009	100	100	100	100	100
September 19, 2010	100	100	90	69	37
September 19, 2011	100	93	67	48	16
September 19, 2012	100	74	50	33	0
September 19, 2013	71	47	30	5	0
September 19, 2014	60	37	15	0	0
September 19, 2015	50	29	0	0	0
September 19, 2016	42	18	0	0	0
September 19, 2017	35	4	0	0	0
September 19, 2018	29	0	0	0	0
September 19, 2019	22	0	0	0	0
September 19, 2020	11	0	0	0	0
September 19, 2021	1	0	0	0	0
September 19, 2022	0	0	0	0	0
September 19, 2023	0	0	0	0	0
September 19, 2024	0	0	0	0	0
September 19, 2025	0	0	0	0	0
September 19, 2026	0	0	0	0	0
September 19, 2027	0	0	0	0	0
September 19, 2028	0	0	0	0	0
September 19, 2029	0	0	0	0	0
September 19, 2030	0	0	0	0	0
September 19, 2031	0	0	0	0	0
September 19, 2032	0	0	0	0	0
September 19, 2033	0	0	0	0	0
September 19, 2034	0	0	0	0	0
September 19, 2035	0	0	0	0	0
September 19, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.64	7.46	6.01	4.96	3.84
Years to Optional Termination	9.58	7.42	5.98	4.94	3.76
(1) Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-6 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 19, 2007	100	100	100	100	100
September 19, 2008	100	100	100	100	100
September 19, 2009	100	100	100	100	100
September 19, 2010	100	100	90	69	23
September 19, 2011	100	93	67	45	0
September 19, 2012	100	74	50	15	0
September 19, 2013	71	43	8	0	0
September 19, 2014	60	23	0	0	0
September 19, 2015	50	7	0	0	0
September 19, 2016	34	0	0	0	0
September 19, 2017	19	0	0	0	0
September 19, 2018	7	0	0	0	0
September 19, 2019	0	0	0	0	0
September 19, 2020	0	0	0	0	0
September 19, 2021	0	0	0	0	0
September 19, 2022	0	0	0	0	0
September 19, 2023	0	0	0	0	0
September 19, 2024	0	0	0	0	0
September 19, 2025	0	0	0	0	0
September 19, 2026	0	0	0	0	0
September 19, 2027	0	0	0	0	0
September 19, 2028	0	0	0	0	0
September 19, 2029	0	0	0	0	0
September 19, 2030	0	0	0	0	0
September 19, 2031	0	0	0	0	0
September 19, 2032	0	0	0	0	0
September 19, 2033	0	0	0	0	0
September 19, 2034	0	0	0	0	0
September 19, 2035	0	0	0	0	0
September 19, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	8.82	6.83	5.56	4.69	3.53
Years to Optional Termination	8.82	6.83	5.56	4.69	3.53
(1) Rounded to the nearest whole percentage.

Percent of Original Certificate Principal Balance Outstanding

	Class B-7 Certificates
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 19, 2007	100	100	100	100	100
September 19, 2008	100	100	100	100	100
September 19, 2009	100	100	100	100	100
September 19, 2010	100	100	81	37	0
September 19, 2011	100	86	35	0	0
September 19, 2012	100	47	0	0	0
September 19, 2013	42	0	0	0	0
September 19, 2014	20	0	0	0	0
September 19, 2015	*	0	0	0	0
September 19, 2016	0	0	0	0	0
September 19, 2017	0	0	0	0	0
September 19, 2018	0	0	0	0	0
September 19, 2019	0	0	0	0	0
September 19, 2020	0	0	0	0	0
September 19, 2021	0	0	0	0	0
September 19, 2022	0	0	0	0	0
September 19, 2023	0	0	0	0	0
September 19, 2024	0	0	0	0	0
September 19, 2025	0	0	0	0	0
September 19, 2026	0	0	0	0	0
September 19, 2027	0	0	0	0	0
September 19, 2028	0	0	0	0	0
September 19, 2029	0	0	0	0	0
September 19, 2030	0	0	0	0	0
September 19, 2031	0	0	0	0	0
September 19, 2032	0	0	0	0	0
September 19, 2033	0	0	0	0	0
September 19, 2034	0	0	0	0	0
September 19, 2035	0	0	0	0	0
September 19, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	6.97	5.71	4.70	3.79	3.07
Years to Optional Termination	6.97	5.71	4.70	3.79	3.07
*Less than 0.5%, but greater than zero.